UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First Solar, Inc.

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First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

April 1, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 annual meeting of stockholders of First Solar, Inc. on Wednesday, May 13, 2020 at 12:00 p.m., Eastern Time, which will be a virtual meeting, conducted via live webcast.

The virtual meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. If you plan to attend the annual meeting virtually on the Internet, please follow the instructions in the “Questions and Answers About the Annual Meeting” section of this proxy statement.

This proxy statement contains important information about participating in the annual meeting, proxy voting, and the business to be conducted at the annual meeting, as does the Notice of Internet Availability of Proxy Materials that has been mailed to each stockholder (each, a “Notice”). Each Notice also describes how you can access this proxy statement and a copy of our 2019 Annual Report to stockholders (the “2019 Annual Report”) on the Internet. We encourage you to read our 2019 Annual Report. It includes our audited consolidated financial statements and information about our operations, markets, and products.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. If you are a stockholder of record, you may vote on the Internet or by telephone, and, if you requested to receive printed proxy materials, by mailing the proxy card. If you hold your shares beneficially in street name, you may vote on the Internet and as is otherwise provided in the Notice you receive from your broker, bank, or other nominee. Please carefully review the instructions regarding each of your voting options described in this proxy statement and in any Notice you receive from us or your broker, bank, or other nominee.

Sincerely,

Mark R. Widmar
Chief Executive Officer

First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2020 annual meeting of stockholders of First Solar, Inc. will be held on Wednesday, May 13, 2020 at 12:00 p.m., Eastern Time, virtually on the Internet. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetingcenter.io/260589521. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Questions and Answers About the Annual Meeting” section of this proxy statement.

The purposes of the annual meeting are as follows:

1.	to elect ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as First Solar, Inc.’s independent registered public accounting firm for the year ending December 31, 2020;

3.	to approve the adoption of the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan;

4.	to approve an advisory resolution on executive compensation; and

5.	to transact such other business as may properly come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above or on any date or dates to which the annual meeting may be adjourned or postponed.

The close of business on March 23, 2020 is the record date for determining stockholders entitled to vote at the annual meeting. Only holders of common stock of First Solar, Inc. as of the record date are entitled to vote on the matters listed in this notice of annual meeting of stockholders. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 during the 10 days prior to the annual meeting. The Notice is first being mailed to stockholders, and this proxy statement is first being made available to stockholders, on or about April 1, 2020.

By order of the board of directors,

Jason E. Dymbort
General Counsel & Secretary – Interim
April 1, 2020

Your vote is very important
Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in any Notice you receive, in the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, in the proxy card or voting instruction form enclosed with such proxy materials.

First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of First Solar, Inc., a Delaware corporation (“First Solar,” the “Company,” “we,” “us,” or “our”), for use at the annual meeting of the Company’s stockholders to be held virtually on the Internet on Wednesday, May 13, 2020 commencing at 12:00 p.m., Eastern Time, and at any adjournment or postponement. Instructions on how to attend the annual meeting can be found below in “Questions and Answers About the Annual Meeting – How can I attend and vote at the annual meeting?”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders are being asked to consider and vote upon the following matters:

•	the election of ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020;

•	the approval of the adoption of the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan; and

•	the approval, on an advisory basis, of the compensation of our named executive officers.

The stockholders will also transact any other business that may properly come before the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to again take advantage of the Securities and Exchange Commission’s (the “Commission” or the “SEC”) “notice and access” rules that permit our proxy materials to primarily be provided on the Internet instead of mailing printed copies. This delivery method enables us to provide you with the information you need, while making delivery more efficient and environmentally friendly. In accordance with these rules, we have mailed a Notice to each of our stockholders of record, while stockholders who hold their shares beneficially in street name, as described further below, will receive a separate Notice directly from their broker, bank, or other nominee. The Notice was first mailed on or about April 1, 2020.

The Notice you receive will provide instructions regarding how you may access our proxy materials and our 2019 Annual Report on the Internet and will also provide instructions regarding how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice you receive. You will not receive a printed copy of the proxy materials unless you specifically request one (or have made such a request in the past).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most First Solar stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and a Notice was sent directly to you by First Solar. As the stockholder of record, you have the right to attend the annual meeting and vote your shares during the meeting. If you are a stockholder of record and complete a valid proxy without indicating your voting preference for any of the four proposals, the proxy holders will vote your shares in accordance with the board of directors’ recommendations with respect to such proposals. If you will not be attending the annual meeting, you may also vote by granting a proxy over the Internet or by telephone, and, if you requested to receive printed proxy materials, by mailing the proxy card, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other nominee, like the substantial majority of our stockholders, you are considered the beneficial owner of shares held in street name, and a Notice was sent to you by your nominee. As the beneficial owner, you are invited to attend the annual meeting and vote your shares during the meeting, except that, since a beneficial owner is not the stockholder of record, you may not attend or vote your shares during the annual meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares as described in the Notice you receive and below under the heading “How can I attend and vote at the annual meeting?”

If you hold shares beneficially in street name and do not provide your broker, bank, or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given by the beneficial owners. Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, or certain other matters if they have not received specific instructions from their clients. For your vote to be counted on such matters, you will need to communicate your voting decisions to your bank, broker, or other nominee before the date of the annual meeting or obtain a legal proxy to attend and vote at the annual meeting.

If you will not be attending the annual meeting, you may vote by granting a proxy over the Internet and as otherwise described in the Notice you receive and below under the heading “How can I vote my shares without attending the annual meeting?”

How do I get electronic access to the proxy materials?

The Notice you receive will provide instructions regarding how you may view our proxy materials for the annual meeting and 2019 Annual Report on the Internet. If you are a stockholder of record, the Notice you receive will provide instructions regarding how you may instruct us to send our future proxy materials to you electronically by email, while if you are a beneficial owner, you should consult with your broker, bank, or other nominee regarding how to request electronic access to future proxy materials.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors named in this proxy statement, (2) “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020, (3) “FOR” the approval of the adoption of the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan, and (4) “FOR” the advisory vote to approve executive compensation of our named executive officers.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting. The record date for the annual meeting is March 23, 2020. Attendance at the virtual annual meeting will be limited to such stockholders of record, their proxies, beneficial owners that have obtained a legal proxy from their stockholder of record, and our invited guests.

The Company’s sole outstanding capital stock is its common stock, with a par value of $0.001 per share. Each holder of our common stock is entitled to one vote per share on each matter submitted at the annual meeting. At the close of business on the record date, there were 105,884,147 shares of our common stock outstanding and eligible to vote at the annual meeting.

How can I attend and vote at the annual meeting?

Stockholders of record at the close of business on March 23, 2020 will be able to attend the annual meeting, vote, and submit questions during the annual meeting by visiting www.meetingcenter.io/260589521 at the meeting date and time. We encourage you to access the annual meeting prior to the start time; online access will begin at 11:30 a.m., Eastern Time. The two items of information needed to access the virtual annual meeting from the website are as follows:

Username: the 15-digit control number located in the shaded bar on the Notice you receive or on the proxy card

Meeting password: FSLR2020

Have the Notice or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially in street name, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to:

Computershare
First Solar Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 6, 2020. Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Stockholders of record and beneficial owners who duly registered to attend the annual meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website referenced above.

If you have technical difficulties or trouble accessing the virtual meeting at any time after online access commences at 11:30 a.m., Eastern Time, on the date of the annual meeting, please access the support link provided on the website referenced above.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice and, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice you receive or as is otherwise provided in such Notice.

Can I change my vote after I submit my proxy?

Yes, you may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 prior to your shares being voted, or by attending the annual meeting and voting. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee in accordance with the instructions they provide for such purpose, or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by attending the annual meeting and voting.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. For purposes of the annual meeting, a quorum is met by the presence at the annual meeting, directly or by proxy, of the holders of a majority of the total voting power of the outstanding shares of common stock entitled to vote at the annual meeting on the record date. In accordance with Delaware law, the board of directors has authorized that the annual meeting be held via virtual meeting, and accordingly, stockholders and proxy holders virtually attending the annual meeting are deemed present in person for purposes of determining the presence of a quorum. Both “abstentions” and “broker non-votes” (described below under the heading “What is the voting requirement to approve each of the proposals?”) are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the chair of the annual meeting may adjourn the meeting until a quorum is present.

What is the voting requirement to approve each of the proposals?

Pursuant to our bylaws, in uncontested elections of directors each nominee is to be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election. A person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “FOR” such person’s election exceeds the number of votes cast “AGAINST” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” such person’s election.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

The proposal to approve the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

The preference of the stockholders with respect to the approval, on an advisory basis, of the compensation of our named executive officers will be determined based on the choice (“FOR” or “AGAINST”) receiving the greatest number of votes. The advisory vote on executive compensation is not binding upon the board of directors. However, the board of directors and compensation committee will take into account the outcome of the advisory vote when considering future executive compensation arrangements.

“Abstentions” and “broker non-votes” will not be counted as a vote cast for purposes of any of the four proposals, thus, neither “abstentions” nor “broker non-votes” will affect the outcome of any matter being voted on at the annual meeting, assuming that a quorum is obtained.

Who pays for the costs of soliciting proxies?

We will reimburse brokerage firms, banks, and other nominees for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock on the record date. In addition to solicitation by mail and the Internet, the Company’s directors, officers, and associates (which is our term for employees and is used throughout this proxy statement to mean employees) may solicit proxies personally, by telephone, or by electronic communication, without additional compensation.

How do I obtain more information about the Company?

A copy of our 2019 Annual Report is available on the website www.edocumentview.com/fslr. Our Annual Report on Form 10-K for the year ended December 31, 2019 is also available on the Investor Relations section of our website at www.investor.firstsolar.com. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019 by writing to Investor Relations at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281; Email: investor@firstsolar.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2020

This proxy statement and our 2019 Annual Report are available at www.edocumentview.com/fslr.

A Note About the Company Website
Although we include references to our website (www.firstsolar.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures will typically be included within the Investor Relations section of our website. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings, and public conference calls and webcasts.

CORPORATE GOVERNANCE

We have adopted corporate governance guidelines that address the governance activities of the board of directors and include criteria for determining the independence of its members. These guidelines are in addition to the requirements of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). The guidelines also include requirements for the standing committees of the board of directors, responsibilities for board members, and the annual self-evaluation of our board’s and its committees’ effectiveness. The corporate governance guidelines are available on our website at www.firstsolar.com under “Investors – Governance.” At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

Independence

The board of directors has determined that the following directors are independent as required by the Sarbanes-Oxley Act of 2002, SEC rules and regulations, the listing standards of NASDAQ, and our corporate governance guidelines (collectively, the “Independence Criteria”): Sharon L. Allen, Richard D. Chapman, George A. (“Chip”) Hambro, Molly E. Joseph, Craig Kennedy, William J. Post, Paul H. Stebbins, and Michael Sweeney. The board of directors has concluded that the members of each of the audit, compensation, and nominating and governance committees are independent in accordance with the Independence Criteria and such other laws and regulations as may be applicable to those committees in accordance with their charters.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all directors and associates, including our chair, chief executive officer, chief financial officer, and other executive officers. These standards are designed to deter wrongdoing and to promote the honest and ethical conduct of all directors and associates. The code of business conduct and ethics is posted on our website at www.firstsolar.com under “Investors – Governance.” Any substantive amendment to, or waiver from, any provision of the code of business conduct and ethics with respect to any director or executive officer will be posted on our website.

Board of Directors Composition

The board of directors is composed of 10 directors, including eight independent directors and two non-independent directors, our chair of the board and our chief executive officer.

Board of Directors Leadership Structure

The board of directors’ current leadership structure separates the positions of chair and chief executive officer. Although the roles of chair of the board and chief executive officer are currently separated, the board of directors has not adopted a formal policy regarding its leadership structure and instead believes that the right structure should be based on the needs and circumstances of the Company, its board, and its stockholders at a given point in time, and that the board of directors should remain adaptable to shaping the leadership structure as those needs change.

The Board’s Role in Risk Oversight

We have a comprehensive risk management process in which management is responsible for identifying and managing the Company’s risks, and the board of directors and its committees provide oversight in connection with these efforts. Risks are identified, assessed, and managed on an ongoing basis and communicated to management during periodic management meetings or otherwise, as appropriate. Existing and potential material risks are addressed during periodic senior management meetings, resulting in both board and committee discussions. In addition, risk assessment is embedded in our business decision-making, business planning, budgeting, and strategic planning.

The board of directors is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The board of directors administers this risk oversight function either through the full board or through one of its four standing committees, each of which examines various components of the Company’s enterprise risks as part of its responsibilities. The full board reviews enterprise-wide strategic risks and certain other higher risk areas on a regular basis. An overall review of risk is inherent in the board’s consideration of our long-term strategies and in the transactions and other matters presented to the board of directors, including capital expenditures, manufacturing capacity expansions, acquisitions, budgeting, and significant financial matters. A summary of the committee risk management responsibilities are as follows:

•
Audit committee: Oversees financial risks (including risks associated with accounting, financial reporting, enterprise resource planning systems, and foreign currencies), legal and compliance risks, information security risks (including cybersecurity), and other risk management functions.

•
Compensation committee: Considers risks related to the attraction and retention of talent (including management succession planning) and risks related to the design of compensation programs and arrangements, including a periodic review of such compensation programs to ensure that they do not encourage excessive risk-taking.

•	Nominating and governance committee: Considers risks related to corporate governance practices.

•
Technology committee: Considers risks related to our products (such as product warranties and other product quality and reliability matters) and our ability to achieve the targets in our technology and product roadmaps.

Management regularly reports on risk-related matters to the board of directors or the relevant committee thereof. Management presentations containing information regarding risks and risk management initiatives are given throughout the year in connection with quarterly and special board and committee meetings as well as other communications as needed or as requested by the board of directors or its committees. In addition, our director of internal audit reports to the audit committee on a quarterly basis and has open access to the chair of the audit committee.

Policy Regarding Hedging of Company Securities

Our insider trading policy prohibits all directors and associates, including all executive officers, from engaging in any short sales with respect to Company securities; buying or selling puts, calls, or derivatives on Company securities; and purchasing Company securities on margin.

Share Ownership Requirements

We remain committed to monitoring compliance with our share ownership guidelines pursuant to which our executive officers and directors are required to achieve shareholdings equal to three times their annual base salary or five times their annual retainer, as applicable, with the exception of our chief executive officer who is required to achieve shareholdings equal to six times his annual base salary. Under these guidelines, executives and directors have five years to obtain the required ownership levels.

Committee Composition

We have four standing committees of the board of directors: the audit committee, the compensation committee, the nominating and governance committee, and the technology committee. The committee membership and meetings during 2019 along with the function of each of the committees are described below.

During 2019, the board of directors held five meetings. Each director attended at least 75% of the aggregate of all board of directors meetings and committee meetings for the committees on which he or she serves.

The following is a list of all directors and the committees on which the directors served as of March 23, 2020:

Board of Directors Member	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
Michael J. Ahearn	—	—	—	Member
Sharon L. Allen	Chair	—	—	Member
Richard D. Chapman	Member	Member	—	—
George A. (“Chip”) Hambro	—	—	—	Chair
Molly E. Joseph	Member	—	Member	—
Craig Kennedy	Member	—	—	—
William J. Post	—	Member	Member	Member
Paul H. Stebbins	Member	Member	Chair	—
Michael Sweeney	—	Chair	Member	—
Mark R. Widmar	—	—	—	—

Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors and reports to the board of directors the results of these activities, including reviewing the systems of internal controls established by management, the Company’s audit and compliance process, and the Company’s financial report filings. The audit committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, considers whether any non-audit services provided by the independent registered public accounting firm conflict with the independence of such independent registered public accounting firm, participates in the selection of the lead engagement partner of the independent registered public accounting firm in conjunction with the mandatory rotation of the lead engagement partner, and reviews the independence of the independent registered public accounting firm. The audit committee also periodically reviews and discusses with management any major financial risk exposures and the steps management has taken to monitor and control such exposures, including management’s risk assessment and programs associated with internal control systems and information security risks (including cybersecurity). During 2019, the audit committee held seven meetings.

Each member of the audit committee is independent and meets the standards for financial knowledge for companies listed on NASDAQ. In addition, the board of directors has determined that Ms. Allen is qualified as an audit committee financial expert within the meaning of Commission regulations.

The audit committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Compensation Committee

The compensation committee reviews and recommends compensation and benefit plans for our officers and directors, reviews the base salary and incentive compensation for each executive officer, reviews and approves corporate goals and objectives relevant to compensation for each executive officer, including our chief executive officer, administers our incentive compensation program for key executive and management associates, and reviews at least annually the benefits strategy for all associates. During 2019, the compensation committee held six meetings.

During 2019, as in prior years, the compensation committee engaged Compensation Strategies, Inc. (“Compensation Strategies”), an independent compensation consulting firm, to provide data related to the compensation practices of a peer group of companies and a comparative analysis of our compensation practices relative to such peer group.

The compensation committee reviews information provided by Compensation Strategies and analyzes overall Company compensation to ensure that subjective factors such as responsibilities, positions, individual performance, and other similar conditions are recognized, and also considers information and recommendations from management regarding past, present, and future compensation of our executive officers under various payment scenarios. For further discussion of the nature and scope of the independent compensation consultant’s assignment, see “Compensation Discussion and Analysis – Compensation Committee Practices – Selection of Peer Companies.”

Pursuant to its charter, the compensation committee has implemented a number of safeguards to ensure that Compensation Strategies provides the compensation committee with independent and objective advice, including through directly retaining Compensation Strategies, having the sole authority to terminate Compensation Strategies, and determining the terms and conditions of Compensation Strategies’ engagement, including the fees charged. On an annual basis, the compensation committee also considers the independence of its advisors, including Compensation Strategies, on the basis of the following five independence factors under the listing standards of NASDAQ and in accordance with Rule 10C-1(b)(4) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and solicits information on these factors in annual certifications from its advisors:

•	whether the advisor provides other services to the Company;

•	the amount of fees received from the Company as a percentage of the advisor’s total revenue;

•	whether the advisor has policies and procedures designed to prevent a conflict of interest;

•	whether a business or personal relationship exists between the advisor and any member of the compensation committee or executive officer of the Company; and

•	whether the advisor owns any Company stock.

During 2019, the compensation committee conducted an independence analysis of the relationship of Compensation Strategies to the Company, including a review of potential conflicts of interest, and concluded that Compensation Strategies was independent and no such conflicts existed.

The compensation committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was an executive officer or associate of the Company during our last completed fiscal year. During such period, none of our executive officers served as a member of the compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Nominating and Governance Committee

The nominating and governance committee reviews the composition and performance of the board of directors and its committees and leads the process to assess their performance, assesses candidates for appointment to the board, and recommends to the board whether such candidates should stand for election at the next meeting of stockholders. During 2019, the nominating and governance committee held five meetings.

The nominating and governance committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Director nominees are recommended by the nominating and governance committee for selection by the board of directors. In considering new nominees for the board of directors, the nominating and governance committee considers qualified and diverse individuals who, if added to the board of directors, would provide an appropriate mix of director characteristics, experience, perspectives, and skills. In accordance with the corporate governance guidelines adopted by the board of directors and the nominating and governance committee charter, criteria for selection of candidates include, but are not limited to: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of perspective and experience in such areas as business, technology, finance and accounting, marketing, government, and other disciplines relevant to our business; (iv) diversity of background, including diversity of gender, race, and ethnicity; and (v) whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings. Consistent with the foregoing, the board and nominating and governance committee are committed to actively seeking highly qualified women and minority candidates as part of the search process for new board members.

As indicated by these criteria, the nominating and governance committee does not follow any ratio or formula to determine the composition of the board of directors. Rather, the committee uses its judgment to identify qualified and diverse nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of board service at the Company. The effectiveness of this approach is evidenced by the directors’ participation in the insightful and robust deliberation that occurs at board and committee meetings and in shaping the agendas for those meetings. The board of directors and the nominating and governance committee will continue to monitor the effectiveness of their approach through assessing the results of any new director search efforts and through the board’s and the nominating and governance committee’s self-evaluation processes in which directors discuss and evaluate the composition and functioning of the board of directors and its committees.

The board of directors does not have a specific policy for consideration of nominees recommended by security holders due to the fact that, as of March 23, 2020, Lukas T. Walton controlled approximately 21% of our outstanding common stock and his vote has a significant influence on whether any director nominee recommended by the board of directors or a security holder is elected to the board of directors.

Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by our Corporate Secretary not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, such recommendation must be received by our Corporate Secretary not earlier than 120 days prior to the annual meeting and not later than the later of 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

Technology Committee

The technology committee oversees our product and technology-related strategies, processes, and programs. During 2019, the technology committee held four meetings.

The technology committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Stockholder Communications with Directors

A stockholder who wishes to communicate directly with the board of directors, a committee of the board, or an individual director regarding matters related to First Solar should send the communication to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

We will forward stockholder correspondence about First Solar to the board of directors, committee, or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

Attendance at Stockholder Meetings

We do not have a policy on directors attending the annual meetings. Last year’s annual meeting was held on May 15, 2019 and was attended by one director.

DIRECTORS

Members of the board of directors are elected at each annual meeting of stockholders and serve until the next annual meeting or until their respective successors have been elected and qualified. The following information provided with respect to the principal occupation, affiliations, and business experience for each of the candidates for election to the board of directors has been furnished to us by such candidates.

The name of and certain information regarding each director is set forth below as of March 23, 2020. Each of the persons is a candidate for election to the board of directors at the annual meeting. In concluding that each of the following persons should continue to serve as a director, the board of directors considered such person’s qualifications as described below and determined that each such person would continue to provide the contributions to the board of directors as specified. There are no family relationships among directors or executive officers of the Company.

Name	Age	Current Position with First Solar	Director Since
Michael J. Ahearn	63	Chair of the Board	2000
Sharon L. Allen	68	Director	2013
Richard D. Chapman	66	Director	2012
George A. (“Chip”) Hambro	56	Director	2012
Molly E. Joseph	46	Director	2017
Craig Kennedy	68	Director	2007
William J. Post	69	Director	2010
Paul H. Stebbins	63	Director	2006
Michael Sweeney	62	Director	2003
Mark R. Widmar	54	Chief Executive Officer and Director	2016

Michael J. Ahearn, Chair of the Board, Technology Committee, previously served as the Company’s chief executive officer from August 2000 to September 2009; interim chief executive officer from October 2011 to May 2012; executive chair from October 2009 to December 2010 and May 2012 to July 2012; and non-executive chair from January 2011 to October 2011 and July 2012 to present. Mr. Ahearn is currently Chair and Managing Partner of True North Venture Partners, L.P., a venture capital firm he launched in 2011 to invest primarily in early stage companies in the energy, water, agriculture, and waste sectors. Prior to First Solar, he was partner and president of an equity investment firm, JWMA (formerly True North Partners, LLC). Prior to joining JWMA, Mr. Ahearn practiced law as a partner in the firm of Gallagher & Kennedy. Mr. Ahearn currently serves as a member of the board of directors of Cox Enterprises, Inc.; a member of the board of directors of Endeavor Global, Inc.; and a member of the Global Advisory Board of Beijing Climate Policy Initiative. Mr. Ahearn holds a B.A. in Finance and a J.D. from Arizona State University. During his tenure as chief executive officer of First Solar, Mr. Ahearn led the development and expansion of First Solar from a small, privately held company to a successful multinational, industry-leading public company; his experience and insight are critical resources to the board of directors.

Sharon L. Allen, Audit Committee (Chair), Technology Committee. Ms. Allen served as U.S. Chair of Deloitte LLP from 2003 to 2011, retiring from that position in May 2011. Ms. Allen was also a member of the Global Board of Directors, Chair of the Global Risk Committee, and U.S. Representative of the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011. Ms. Allen worked at Deloitte for nearly 40 years in various leadership roles, including partner and regional managing partner, and was previously responsible for audit and consulting services for a number of Fortune 500 and large private companies. Ms. Allen is currently an independent director of Bank of America Corporation, serving as Chair of its Audit Committee and a member of its Corporate

Governance, ESG, and Sustainability Committee. Ms. Allen serves on the board of a food and drug retailer seeking to become a public company under the name Albertsons Companies, Inc. A Certified Public Accountant (inactive), Ms. Allen holds a B.S. in accounting and received an honorary doctorate in administrative sciences from the University of Idaho. Ms. Allen’s deep accounting experience and overall leadership experience from a nearly 40-year career with Deloitte, together with her public company audit committee experience, are valuable resources for the Company, particularly in her roles as chair of the audit committee and audit committee financial expert and in the areas of financial reporting, corporate governance, risk management, and overall management of large, complex businesses.

Richard D. Chapman, Audit Committee, Compensation Committee. Mr. Chapman serves as the President and as a member of the Board of Managers of River Bend Holdings, LLC and is an advisor to Walton Enterprises, LLC, where he worked since 1983 and most recently served as Chief Financial Officer. In this capacity, Mr. Chapman oversaw all aspects of the Walton Family Office in Arkansas. Mr. Chapman currently serves on the boards of directors of the Arvest Bank Group, the holding company for a diversified financial services company; the University of Arkansas Foundation Board, where he serves on the Executive and Finance Committees; the Razorback Foundation, where he is a member of the Executive Committee and the Chair of the Finance Committee; and the Fayetteville Campus Foundation of the University of Arkansas. Mr. Chapman also serves on the boards of directors of the Crystal Bridges Museum of American Art, where he sits on the Executive and Investment Committees. Mr. Chapman was previously a member of the Board of Managers of First Solar Holdings, LLC prior to the Company going public and JWMA. Prior to joining Walton Enterprises, Mr. Chapman worked from 1976 to 1983 in London, England and Little Rock, Arkansas, for the accounting firm PricewaterhouseCoopers LLP. A Certified Public Accountant (inactive), Mr. Chapman holds a B.S.B.A. in Accounting from the University of Arkansas. Mr. Chapman’s background in accounting and finance, as well as his many years of experience as a corporate officer, are valuable resources to the board and the Company.

George A. (“Chip”) Hambro, Technology Committee (Chair). Mr. Hambro previously held various positions at First Solar from June 2001 through June 2009, including serving as Chief Operating Officer from February 2005 through May 2007. Prior to joining First Solar, he held the positions of Vice President of Engineering & Business Development for Goodrich Aerospace from May 1999 to June 2001 and Vice President of Operations for ITT Industries from February 1997 to May 1999. In previous years, Mr. Hambro has been a director of both the Toledo Zoo and Imagination Station and Toledo children’s science museum. Mr. Hambro currently serves on the boards of directors of General Fusion, a private fusion energy company based in Vancouver, Canada, and Aquahydrex, which is developing and commercializing low cost hydrogen production technologies. Mr. Hambro graduated from the University of California at Berkeley with a B.A. in Physical Science (Applied Physics). Mr. Hambro provides the board with substantial experience in research and development, engineering, manufacturing, and general business matters, obtained through his work at First Solar and other companies throughout his career.

Molly E. Joseph, Audit Committee, Nominating and Governance Committee. Ms. Joseph is Chief Executive Officer of UnitedHealthcare Global and Executive Vice President, Global, UnitedHealth Group. She assumed these roles in May 2014 and March 2017, respectively, and leads overall strategic direction and operational management of business outside the United States, where UnitedHealthcare Global provides clinically integrated benefits, services, and medical delivery to more than 7 million people in more than 130 countries. She serves on UnitedHealthcare’s Executive Council and UnitedHealth Group’s Executive Leadership Team. From 2009 to 2014, Ms. Joseph was Senior Vice President, Global for UnitedHealth Group, leading the Global Markets division, as well as the strategic development of the global business, which grew from a start-up to a $7 billion revenue business during that period. Prior to her global role with UnitedHealth Group, she led acquisitions and other strategic transactions across the enterprise. Prior to joining UnitedHealth Group, Ms. Joseph was an investment banker focused on mergers and acquisitions. She began her career as a corporate lawyer, also focused on business transactions. Ms. Joseph is the board chair of Empresas Banmédica, is on the Advisory Board of Children’s HeartLink, a global nonprofit health care organization, and is on the board of directors of Young Voices of Austin. Ms. Joseph graduated from Santa Clara University with a Bachelor of Science degree, and received a Juris Doctorate from Georgetown Law Center. Ms. Joseph’s background in international business along with her experience in investment banking and other strategic transactions are valuable resources to the board and the Company.

Craig Kennedy, Audit Committee. From 1995 to 2014, Mr. Kennedy was president of the German Marshall Fund, an independent American organization created in 1972 as a permanent memorial to the Marshall Plan. The German Marshall Fund sponsors a wide range of programs related to foreign, economic, immigration, and environmental policy, and it operates a number of political exchanges between the United States and Europe with a special emphasis on Germany. Mr. Kennedy began his career in 1980 as a program officer at the Joyce Foundation in Chicago. Mr. Kennedy was president of the Joyce Foundation between 1986 and 1992, where he built the Foundation’s environmental program and launched a new program on U.S. immigration policy. Mr. Kennedy left the Joyce Foundation to work for Richard J. Dennis, a Chicago investor and philanthropist. During this same period, Mr. Kennedy created a consulting firm working with nonprofit and public sector clients. Mr. Kennedy was audit committee chair of the Invesco Van Kampen Closed-End-Funds from 1999 to 2014. He also serves on the Advisory Board of True North Venture Partners, L.P. Mr. Kennedy holds a B.A., an M.A., and an MBA from the University of Chicago. Mr. Kennedy’s deep public policy experience and global perspective are valuable resources to the Company, as our business is impacted by public policy issues on a global scale.

William J. Post, Compensation Committee, Nominating and Governance Committee, Technology Committee. Mr. Post retired as chair and chief executive officer of Pinnacle West Capital Corporation (“Pinnacle West”) in April 2009. He joined Arizona Public Service (the largest subsidiary of Pinnacle West and the largest electric utility in Arizona) in 1973 and held several officer positions at Arizona Public Service and Pinnacle West. Mr. Post joined the boards of Arizona Public Service in 1995 and Pinnacle West in 1997. He became chair of both boards in 2001 and retired in April 2010. He is currently chair of the board of the Translational Genomics Research Institute and ASU Enterprise Partners, previously known as the ASU Foundation. He also serves on the boards of directors of the City of Hope and Blue Cross Blue Shield of Arizona. He has served as chair of Swift Transportation Company, Suncor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited, the Institute of Nuclear Power, and El Dorado Investment Company. He also served as a Director of Phelps Dodge Corporation and U.S. Airways. In addition to his corporate work, he has been very active in the community serving as chair of the boards of the Business Coalition, Greater Phoenix Leadership, Greater Phoenix Economic Council, Greater Phoenix Chamber of Commerce, and the United Way Campaign. Mr. Post has a Bachelor of Science degree from Arizona State University and has received numerous awards and honors including the National Americanism Award from the Anti-Defamation League, the Arizona Heritage Award, and an Honorary Doctorate of Letters from Northern Arizona University. He brings to the board executive-level utility-sector experience, including a deep understanding of the utility sector within the southwestern United States, a key market for the Company’s systems business.

Paul H. Stebbins, Audit Committee, Compensation Committee, Nominating and Governance Committee (Chair). Mr. Stebbins has served as chair emeritus and as a non-employee director of World Fuel Services Corporation (“World Fuel”) since January 2015. Previously, Mr. Stebbins served as the chair and chief executive officer of World Fuel from July 2002 to January 2012 and as executive chair from January 2012 to May 2014. He has served as a director of World Fuel since June 1995. Between July 2000 and 2002, Mr. Stebbins also served as president and chief operating officer of World Fuel. In 1985, Mr. Stebbins co-founded Trans-Tec Services, a global marine fuel service company acquired by World Fuel in 1995. Mr. Stebbins serves on the Leadership Council of the Committee for a Responsible Federal Budget “Fix the Debt” Campaign founded by Erskine Bowles and Sen. Alan Simpson and is a founding member of the “FixUS” initiative on civic reform. He is a member of the board of trustees of Amigos de las Americas Foundation, a youth leadership development program in Houston, Texas, a member of the board of Silkroad, a musical ensemble and cultural innovation organization founded by renowned cellist Yo-Yo Ma, and a member of the Council on Foreign Relations. Mr. Stebbins brings to the board significant CEO-level experience in managing a large global energy-related publicly traded company.

Michael T. Sweeney, Compensation Committee (Chair), Nominating and Governance Committee. Mr. Sweeney served as President and Chief Executive Officer of Steinway Musical Instruments, Inc. from October 2011 until August 2016, director since April 2011, and chair of the board from July 2011 through September 2013. Mr. Sweeney served as chair of the board of Star Tribune Media Holdings, the holding company for the Minneapolis Star Tribune, from September 2009 to September 2014, and as a director of Carlson Companies, Inc. Mr. Sweeney served as managing partner in Goldner Hawn Johnson & Morrison, Inc., a private equity firm, from 2001 through 2008. He had previously served as president of Starbucks Coffee Company (UK) Ltd. in London and held various operating management and corporate finance roles. Mr. Sweeney’s background in investment banking and private equity, as well as his operational business acumen, are valuable resources to the board and the Company, particularly with respect to the board’s consideration of compensation, financial matters, and strategic investments.

Mark R. Widmar was appointed Chief Executive Officer in July 2016. He joined First Solar in April 2011 as Chief Financial Officer and also served as First Solar’s Chief Accounting Officer from February 2012 through June 2015. From March 2015 to June 2016, Mr. Widmar served as the Chief Financial Officer and through June 2018, served as a director on the board of the general partner of 8point3 Energy Partners LP (“8point3”), the joint yieldco formed by First Solar and SunPower Corporation in 2015 to own and operate a portfolio of selected solar generation assets. Prior to joining First Solar, Mr. Widmar served as Chief Financial Officer of GrafTech International Ltd., a leading global manufacturer of advanced carbon and graphite materials, from May 2006 through March 2011. Prior to joining GrafTech, Mr. Widmar served as Corporate Controller of NCR Inc. from 2005 to 2006, and was a Business Unit Chief Financial Officer for NCR from November 2002 to his appointment as Controller. He also served as a Division Controller at Dell, Inc. from August 2000 to November 2002. Mr. Widmar also held various financial and managerial positions with Lucent Technologies Inc., Allied Signal, Inc., and Bristol Myers/Squibb, Inc. He began his career in 1987 as an accountant with Ernst & Young. Mr. Widmar holds a Bachelor of Science in business accounting and a Masters of Business Administration from Indiana University.

Majority Vote Standard

In an uncontested election of directors, each candidate is to be elected by a majority of the votes cast with respect to such candidate’s election. With respect to any candidate in an uncontested election who is an incumbent director, such director is required to promptly tender his or her resignation to the chair of the board for consideration by the nominating and governance committee if he or she receives less than a majority of votes cast with respect to his or her election. No later than 90 days following the receipt of any such tendered resignation, (i) the board of directors shall, taking into account any recommendation by the nominating and governance committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action as considered appropriate), and (ii) the Company shall publicly disclose the board’s decision and, in the event that the board does not accept such tendered resignation, the rationale for such decision. The nominating and governance committee and the board of directors, in making any recommendation or decision, respectively, relating to such tendered resignation may consider any factors or other information they consider appropriate or relevant. As used in this proxy statement, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of board seats open for election, and a person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “for” such person’s election exceeds the number of votes cast “against” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such person’s election.

NON-ASSOCIATE DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board of directors. When reviewing non-associate director compensation, we are guided by three goals, as provided in our Corporate Governance Guidelines: (i) compensation should fairly pay directors for work required for a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our stockholders; and (iii) the structure of the compensation should be clearly disclosed to our stockholders. The table below summarizes our 2019 non-associate director compensation:

2019 Non-Associate Director Compensation
(Paid in equal quarterly installments)
Annual Retainer	$100,000 cash and $160,000 stock
Additional Chair Retainers
Non-Executive Board Chair	+$50,000 cash and $75,000 stock
Audit Committee Chair	+$35,000 cash
Compensation Committee Chair	+$25,000 cash
Other Committee Chairs	+$15,000 cash

Cash Compensation

The annual cash compensation for our non-associate directors is $100,000 plus an additional $50,000 for the non-executive chair of the board, an additional $35,000 for the chair of our audit committee, an additional $25,000 for the chair of our compensation committee, and an additional $15,000 for other committee chairs. All such cash compensation is payable quarterly in four equal installments.

Equity Compensation

The annual equity compensation for our non-associate directors is $160,000 of fully vested stock plus an additional $75,000 of fully vested stock for the non-executive chair of the board. All such annual equity compensation is granted quarterly in four equal installments. With respect to such quarterly stock grants, we issue the stock to our non-associate directors at the end of the quarter and do not time the grant date of these awards to take advantage of announcements of undisclosed material facts. We also do not take into account any internal “black outs,” during which associates and directors are prohibited by our Insider Trading Policy from trading in our securities.

Other

We reimburse all non-associate directors for reasonable and necessary expenses they incur in performing their duties as our non-associate directors. We do not provide our non-associate directors with perquisites.

For 2019, the components and amounts of our non-associate director compensation remained the same as for 2018.

Non-Associate Director Compensation Table

The following table sets forth information with respect to compensation earned by our non-associate directors for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael J. Ahearn	150,000	235,064	385,064
Sharon L. Allen (3)	135,000	160,156	295,156
Richard D. Chapman	100,000	160,156	260,156
George A. (“Chip”) Hambro (3)	115,000	160,156	275,156
Molly E. Joseph	100,000	160,156	260,156
Craig Kennedy	100,000	160,156	260,156
William J. Post	100,000	160,156	260,156
Paul H. Stebbins (3)	115,000	160,156	275,156
Michael Sweeney (3)	125,000	160,156	285,156
——————————

(1)
The amounts in this column represent the aggregate grant date fair value of fully vested common stock granted during the year ended December 31, 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“ASC Topic 718”). The assumptions and methodologies used in the calculation of these amounts are set forth in Note 17. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K.

(2)
The grant date fair value of shares issued on March 29, 2019 was $58,758 for Mr. Ahearn and $40,053 for each of the other non-associate directors. The grant date fair value of shares issued on June 28, 2019 was $58,784 for Mr. Ahearn and $40,065 for each of the other non-associate directors. The grant date fair value of shares issued on September 30, 2019 was $58,764 for Mr. Ahearn and $40,027 for each of the other non-associate directors. The grant date fair value of shares issued on December 31, 2019 was $58,758 for Mr. Ahearn and $40,011 for each of the other non-associate directors. The dollar values of the stock awards do not equal exactly $58,750 per quarter for Mr. Ahearn or $40,000 per quarter for each of the other non-associate directors because we issue whole shares to our non-associate directors and not fractional shares.

(3)
The chairs of the nominating and governance and technology committees each received an additional annual cash retainer of $15,000 in respect of their roles. The chair of the compensation committee received an additional annual cash retainer of $25,000. The chair of the audit committee received an additional annual cash retainer of $35,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2020 for each person or group who is known by us based solely on our review of SEC filings to beneficially own more than 5% of our common stock, each member of the board of directors and each of our named executive officers, and all members of the board of directors and our executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power (or shares such powers) with respect to the shares beneficially owned. Except as indicated below, the address for each stockholder, director, or named executive officer is c/o First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281. This table assumes 105,884,147 shares of common stock outstanding as of March 23, 2020.

	Shares Beneficially Owned	Percentage Beneficially Owned
Beneficial Owners of 5% or More
Lukas T. Walton (1)	22,490,432	21.2%
BlackRock, Inc. (2)	8,495,600	8.0%
Farhad Fred Ebrahimi (3)	8,210,854	7.8%
The Vanguard Group (4)	7,016,342	6.6%
Directors and Named Executive Officers
Michael J. Ahearn	84,823	*
Sharon L. Allen	19,038	*
Georges J. Antoun	44,554	*
Alexander R. Bradley	26,557	*
Richard D. Chapman	25,801	*
Philip Tymen deJong	25,694	*
Raffi Garabedian	22,285	*
George A. (“Chip”) Hambro	28,801	*
Molly E. Joseph	7,332	*
Craig Kennedy	27,210	*
William J. Post	27,654	*
Paul H. Stebbins	29,719	*
Michael Sweeney	33,594	*
Mark R. Widmar	170,890	*
All directors and executive officers as a group (16 persons)	573,952	*
——————————

*	Less than one percent.

(1)
Based on information provided in a Schedule 13D filed with the SEC on October 26, 2016, Lukas T. Walton has sole voting and dispositive power with respect to 22,490,432 shares. The address of Mr. Walton is 1341 West Fullerton Avenue, P.O. Box 220, Chicago, Illinois 60614. According to such Schedule 13D, on October 26, 2016, Mr. Walton acquired all 22,490,432 shares due to the liquidation of JCL FSLR Holdings, LLC and JCL Holdings, LLC and a distribution from the John T. Walton Residuary Trust.

(2)
Based on information provided by BlackRock, Inc., 55 East 52nd Street, New York City, New York 10055, in a Schedule 13G/A filed with the SEC on February 5, 2020 reporting beneficial ownership as of December 31, 2019. According to such Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 8,169,172 shares and sole dispositive power with respect to 8,495,600 shares.

(3)
Based on information provided in a Schedule 13D/A filed with the SEC on February 25, 2020, Farhad Fred Ebrahimi and Mary Wilkie Ebrahimi have shared voting and dispositive power with respect to 8,210,854 shares. The address of Mr. and Ms. Ebrahimi is 191 University Boulevard, Suite 246, Denver, Colorado 80206. According to such Schedule 13D/A, Mr. and Ms. Ebrahimi acquired shares of First Solar in the open market on various dates for investment purposes.

(4)
Based on information provided by The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, in a Schedule 13G/A filed with the SEC on February 12, 2020 reporting beneficial ownership as of December 31, 2019. According to such Schedule 13G/A, The Vanguard Group has sole voting power with respect to 40,361 shares, shared voting power with respect to 13,371 shares, sole dispositive power with respect to 6,972,761 shares, and shared dispositive power with respect to 43,581 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since December 31, 2018, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or any member of the immediate family of any of the foregoing had or will have a material interest, other than in connection with the transactions described below.

Registration Rights

We entered into a registration rights agreement with the Estate of John T. Walton; JCL Holdings, LLC; and Michael J. Ahearn, and the associated registration rights previously held by the Estate of John T. Walton and JCL Holdings, LLC are now held by Lukas T. Walton. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain lock-up provisions and exceptions. In addition, subject to certain lock-up provisions and exceptions, Michael J. Ahearn has three demand rights and Mr. Walton has unlimited demand rights, provided that Mr. Walton may only exercise one such demand right within any 365-day period.

Review and Approval of Related Party Transactions

Our audit committee charter requires the review and approval by the audit committee of related party transactions, to ensure that they are on terms, which, in the judgment of the audit committee, are no less favorable to the Company than could be obtained from unaffiliated parties.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP during the years ended December 31, 2019 and 2018:

	2019	2018
Audit fees (1)	$3,292,376	$3,398,368
Audit-related fees (2)	396,277	575,295
Tax fees (3)	569,941	757,896
All other fees (4)	2,700	2,700
Total	$4,261,294	$4,734,259
——————————

(1)
Audit fees represent the aggregate fees for the audit of our consolidated financial statements and audit services in connection with other statutory and regulatory filings or engagements for 2019 and 2018.

(2)
Audit-related fees represent the aggregate fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “audit fees,” and represent approximately 9% and 12% of the total fees in 2019 and 2018, respectively. This category consists primarily of services related to special projects, including technical assistance with transactions and accounting standards.

(3)	Tax fees represent the aggregate fees billed for tax compliance and consulting services, and represent approximately 13% and 16% of the total fees in 2019 and 2018, respectively.

(4)
All other fees represent the aggregate fees billed for all other services provided that are not included under “audit fees,” “audit-related fees,” or “tax fees,” and represent less than 1% of the total fees in both 2019 and 2018, respectively. Such services represent subscriptions to certain PricewaterhouseCoopers LLP accounting research tools

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee has policies and procedures that require the pre-approval by the audit committee of all fees paid to, and all services performed by, our independent registered public accounting firm, subject to de minimis exceptions for non-audit services set forth in applicable SEC rules. Each year, the audit committee pre-approves the proposed services, including the nature, type, and scope of services to be performed by our independent registered public accounting firm during the year and the related fees. Audit committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the audit committee.

The services related to “audit-related fees,” “tax fees,” and “all other fees” presented in the above table were approved by the audit committee pursuant to pre-approval provisions set forth in applicable SEC rules without resort to a waiver of such pre-approval provisions.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we review the objectives and elements of our executive compensation program, its alignment with our performance, and certain compensation decisions for our named executive officers. For 2019, our named executive officers were:

•	Mark R. Widmar, Chief Executive Officer;

•	Alexander R. Bradley, Chief Financial Officer;

•	Georges J. Antoun, Chief Commercial Officer;

•	Philip Tymen deJong, Chief Operating Officer; and

•	Raffi Garabedian, Chief Technology Officer.

Overview

The core philosophies underlying our compensation decisions remain consistent with prior years. Accordingly, we pay executives for performance and seek to align their interests with those of our stockholders. We are a leading global provider of comprehensive PV solar energy solutions. We believe our strategies and points of differentiation, which include our advanced module technology, our manufacturing process, our diversified capabilities, our financial viability, and the sustainability advantage of our modules and systems, provide the foundation for our leading industry position and enable us to remain one of the preferred providers of PV solar energy solutions.

We endeavor to align our compensation decisions with such strategies and points of differentiation. As a result, our long-term strategic plans require us to evaluate our approach to compensation to ensure that it reflects the elements needed to effectively compensate and retain our senior leadership team and recruit exceptional new talent. As discussed in this CD&A, we continued to evaluate our approach to compensation in 2019, ultimately concluding that few changes to our existing compensation structure were necessary to remain aligned with our long-term strategic plans, stockholders’ objectives, evolving market practices, and legal requirements.

Certain highlights of key 2019 compensation-related decisions include the following:

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Executive Performance Equity Plan. The compensation committee approved awards under our Executive Performance Equity Plan (the “EPEP”), which is a long-term incentive program for key executive officers and associates first implemented in 2017. The EPEP is intended to reward the achievement of performance objectives that align with our long-term strategic plans, including the continued execution of our Series 6 module technology, which commenced in 2018. In 2019, the compensation committee approved grants of performance stock units (“PSUs”) to be earned over an approximately three-year performance period ending in December 2021. These grants of PSUs, which are intended to represent the largest component of our executives’ potential compensation, are based on four performance metrics, including our Series 6 cost per watt produced, Series 6 watts per module, total company gross profit, and total company operating income. In designing the 2019 EPEP awards, the compensation committee determined that the selected performance metrics align the interests of our executives with our stockholders by focusing management’s attention on core enablers of long-term competitiveness, such as module costs and company profitability.

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2019 Annual Bonus Program. In 2019, we used Adjusted Net Operating Income as the threshold performance metric. If we did not achieve the threshold level of Adjusted Net Operating Income, no awards would have been paid under the 2019 Annual Bonus Program. Although liquidity remains an important component of creating long-term stockholder value, the compensation committee determined that it was equally important to focus management’s efforts on generating net operating income given the focus on our Series 6 module technology. Similar to our 2018 Annual Bonus Program, the compensation committee established performance metrics focused on operating expense (“OPEX”), sales volume, module efficiency and cost, and the effective performance of our operations and maintenance (“O&M”) services.

In 2019, we also continued to implement the following “best practices” with respect to our compensation programs for our named executive officers:

•	No Executive Perquisites. Consistent with our compensation philosophy, we do not typically provide our named executive officers with any perquisites not generally available to our other associates.

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Clawback Policy. We include clawback provisions with respect to compensation awards, new employment agreements, and new change-in-control severance agreements (“CIC Agreements”), which allow us to recoup, to the extent required by applicable law, incentive and separation payments made to our named executive officers if we later determine that the basis on which such compensation was earned was erroneous. All incentive and equity awards and agreements with our named executive officers are subject to clawback in accordance with all applicable laws.

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Hedging Policy. Our hedging policy prohibits our directors and associates, including all named executive officers, from engaging in any hedging strategies or entering into hedging transactions involving Company securities, including (i) engaging in any short sales with respect to any Company securities; (ii) buying or selling puts, calls, or derivatives on any Company securities; and (iii) purchasing any Company securities on margin.

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Share Ownership Guidelines. To better align the interests of executives with those of our stockholders, we remain committed to reviewing and tracking our share ownership guidelines that cover our Chief Executive Officer and other executive officers who report directly to the Chief Executive Officer, including the named executive officers. We and our independent compensation consultant routinely review the share ownership guidelines against evolving market practice. Under these guidelines, the Chief Executive Officer’s share ownership requirement is six times base pay and the share ownership requirement of all other executive officers is three times base pay. Executives have five years from the date they become an executive officer to obtain the required ownership levels. Currently, all executive officers meet the share ownership requirements.

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Double-Trigger Equity Vesting. The CIC Agreements that we enter into with executive officers no longer provide for full vesting of unvested time-based equity compensation upon a change in control of the Company and instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. All CIC Agreements entered into since July 2013 provide for such double-trigger equity vesting. In addition, all PSUs granted under the EPEP provide for such double-trigger vesting if the PSUs are assumed by a successor entity in connection with a change in control of the Company.

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Elimination of Tax Gross-ups. Our employment agreements with executives do not include Internal Revenue Code (the “Code”) 280G-related tax gross-ups. In addition, none of our named executive officers is entitled to excise tax gross-ups.

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Consideration of Our Stockholders’ Feedback Regarding Compensation Practices. Our most recent stockholder advisory vote on our executive compensation (or “say on pay”) at the 2017 annual meeting was approved by 97% of voting stockholders and a triennial cycle for the next executive compensation advisory vote was selected by 60% of voting stockholders on the timing of such votes (or “say when on pay”). The board of directors, taking these results into account, adopted a triennial vote cycle and, for 2019, continued with its executive compensation philosophy. In addition, we routinely meet with investors to solicit feedback and recommendations, including feedback on our compensation practices, though concerns with regard to our compensation practices and programs have typically not been raised in such meetings. We continue to engage with stockholders on a variety of topics and remain committed to fostering further stockholder dialogue.

Compensation Philosophy

Our compensation philosophy rests on certain foundational principles that inform the way we design our compensation programs and pay our named executive officers. Such principles include the following:

First Solar Pay Is Simple and Is Designed to Align the Interests of Executive Management and Stockholders. Our approach to compensation is straightforward, and this fact is reflected in the components of our executives’ aggregate annual pay. The three primary components of our executive compensation are (i) base salary, (ii) cash incentive compensation (short-term incentive), and (iii) equity compensation (long-term incentive). Our named executive officers have a large percentage of total compensation “at risk” (i.e., compensation that is not payable to such executives unless certain performance targets are achieved), and a high percentage of our named executive officers’ total compensation is weighted towards equity compensation to align their interests with stockholders. We do not maintain any supplemental executive retirement programs or other deferred compensation arrangements, and generally no perquisites are available solely for the named executive officers.

Our Compensation Levels Are Generally Consistent with Market Levels and May Reflect Certain Discretion to Conform to, or Reward, Actual Performance. We believe that our named executive officers should be compensated at a level that ensures their continued dedication to the Company and creates potential rewards for extraordinary results when advancing the goals and strategies of the Company. We work with an independent compensation consultant, Compensation Strategies, who regularly compiles and analyzes market data to determine the pay practices of our peer group (as described below), which we use in determining the level of our named executive officers’ pay. In determining compensation for our named executive officers for 2019, our compensation committee considered a market study prepared by Compensation Strategies of our peer group at the end of 2018.

We generally consider target total direct compensation (“TDC”) of our peer group (consisting of base salary, target bonus, and long-term incentive compensation) around the 50th percentile in the aggregate as a useful reference in determining the competitiveness of our named executive officers’ target TDC. However, the total compensation (as well as individual components, such as base salary and target bonus) for an individual executive may fall within a range above or below the 50th percentile based on time in position, individual performance, and criticality of role.

In 2019, the compensation committee intentionally targeted the value of the 2019 PSUs at the 50th percentile of our peer group. These awards, which are performance-based and vest based upon the Company’s performance over an approximately three-year period, were determined by the compensation committee to be critical to executive retention and focus on the Company’s long-term strategic objectives during a critical time in the solar industry.

We Pay for Performance. Our choice of metrics (both financial and operational) related to our annual incentive plan, and the compensation committee’s discretion to reduce certain awards granted under the annual incentive plan, are meant to ensure that (i) our named executive officers are not rewarded unless performance goals are achieved and (ii) operational metrics are not achieved at the expense of financial performance.

Executive Compensation Principles

The compensation committee has responsibility for establishing and overseeing our compensation program as it applies to our named executive officers. The compensation committee bases its executive compensation programs on the principles set forth below, which have generally remained consistent with prior years.

Pay to Market
Compensation should be based on the level of job responsibility, individual performance, and Company performance. Compensation should also reflect the value of the job in the marketplace. To attract and retain a highly skilled workforce, we must provide pay and incentive opportunities that are competitive with the pay and incentive opportunities of other employers who compete with us for talent.

More Responsibility, More Pay at Risk; We Pay for Performance
As associates progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns; our senior executives are better able, relative to other associates, to affect the Company’s results.

Metrics Should Motivate Associates to Achieve the Mission
To be effective, performance-based compensation programs should enable participants to easily understand how their efforts can affect their pay through contributions to the Company’s achievement of its strategic and operational goals. Management prepares programs and materials that are presented to our associates to explain our compensation programs and the objectives of these programs to help our associates better understand how their efforts contribute to Company success.

Evaluating the Market. Although our determination of the amount and mix of compensation elements for our named executive officers is generally not influenced by short-term market shifts, when extraordinary business changes occur, we believe that our compensation practices should include the requisite flexibility to respond to those changes while remaining consistent with our compensation philosophy.

When setting compensation, we review compensation paid by other companies of comparable size in the same or similar industries, as well as where our compensation falls within our peer group. Our objective is to generally provide target compensation opportunities at or above the median of market (depending on time in position, individual performance, and criticality of role) while providing an opportunity to increase compensation further through successful performance in our incentive compensation programs.

We do not exclusively rely on market data to determine executive compensation. Instead, we incorporate flexibility into our compensation program and in our assessment process to respond to and adjust for the dynamic business environment in which we operate. As the solar industry and our operating initiatives evolve, we will continue to evaluate our approach to compensation to ensure it is fully aligned with both the business environment and any future updates to our strategic plans.

Components of 2019 Executive Compensation

For 2019, the compensation of named executive officers consisted primarily of three components: base salary, short-term cash incentive compensation (i.e., an annual bonus), and long-term equity-based compensation (i.e., multi-year equity awards). These components are described in the chart below, including how each fits into our overall executive compensation package (i.e., the particular objectives and the specific elements that our compensation programs are designed to address).

Component	Objective	Focus

Base Salary	✓ Provides fixed portion of compensation	✓ Compensates based on market value for position, individual performance, level of experience, and critical nature of role to the Company
✓ Paid in cash

Cash Incentive Compensation	✓ Provides at-risk variable compensation linked to short-term corporate, organizational, and strategic goals without sacrificing long-term Company performance	✓ Compensates based on performance relative to shorter-term objectives
✓ Paid in cash

Equity-Based Compensation	✓ Provides at-risk variable pay compensation linked to long-term performance of the Company, individual performance, and critical nature of role	✓ Aligns the long-term interests of our stockholders and our named executive officers
	✓ Paid in restricted and performance stock units	✓ Assists in attracting and retaining qualified executives
✓ Compensates for overall Company performance

Each of our named executive officers is party to an employment agreement and a CIC Agreement that protect him or her in the event of certain employment terminations, as well as agreements that protect the Company related to restrictive covenants, including confidentiality, non-competition, and director and officer indemnification agreements. The employment and CIC Agreements provide severance in exchange for a release of claims and equity vesting acceleration under certain circumstances. Employment agreements and CIC Agreements for executives provide for equity vesting acceleration only upon a termination without “cause” or resignation for “good reason” following a change in control of the Company, as described in more detail in “Employment Agreements and Related Arrangements” and “Change in Control Severance Agreements.”

Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other members of our senior executive team.

Compensation Committee Practices

Selection of Peer Companies

In 2019, the compensation committee retained Compensation Strategies as a consultant to provide (i) data and analysis regarding the selection of companies in our executive compensation peer group and the pay practices of such companies and (ii) a comparison of each of the components of the compensation of our named executive officers against the comparable compensation paid to executives in similarly-situated positions at our peer group companies. Compensation

Strategies has also advised the compensation committee on such matters in prior years. Compensation Strategies’ market comparison services in 2019 were limited to comparing each element of compensation for a particular position against similar elements provided by members of our peer group.

The compensation committee routinely analyzes our peer group to determine if it represents comparable companies and industries, and we have made certain changes to our peer group over the years to include companies similar in size and revenue, and with whom we compete for talent. Our peer group is comprised of U.S.-based public companies with 2019 estimated annual revenues generally greater than $1 billion that are (i) part of the solar, energy, semiconductor, high-tech, engineering and construction, independent power production, or energy service sectors; (ii) our vendors or suppliers falling within the above parameters whose business has some comparability to ours; (iii) companies with whom we compete for executive talent; and/or (iv) companies who comprise the peer groups of the companies with whom we compete for executive talent, if relevant.

The current peer group includes 33 companies that are generally reflective of a company of our size. We include some larger engineering and construction firms (e.g., Jacobs Engineering Group Inc. and Applied Materials, Inc.) to align with this key aspect of our business during 2019. Similarly, larger independent power producers (e.g., NRG Energy, Inc. and Public Service Enterprise Group Inc.), alternative energy companies and electric utilities engaged in renewable energy generation (e.g., Avangrid, Inc., IDACORP, Inc., and OGE Energy Corp.), and component manufacturers (e.g., Micron Technology, Inc.) are also included to ensure that these critical and relevant elements of our business are also captured. Statistical regression based on annual revenues is used to adjust for variations in company size and reduce any potential inconsistencies in market compensation results caused by variations in each peer’s revenue. We believe including larger key comparison companies in our peer group is important in order to fully reflect the various aspects of our business and, through our focus on 50th percentile pay practices for TDC and the use of statistical regression to adjust for size differences among the peers, the inclusion of such companies in the peer group does not result in the upward biasing of compensation levels.

Our 2019 peer group had median and average 2018 revenues of $3.9 billion and $5.5 billion, respectively. As of May 31, 2019, the median and average market capitalization for the group were $7.6 billion and $12.0 billion, respectively.

Based on Compensation Strategies’ recommendation, we updated our peer group in 2019 to remove nine members of the 2018 peer group whose revenues were not reflective of our current level of revenue and/or where business changes led them to no longer being suitable for inclusion. We also added 14 companies with more comparable revenue. Accordingly, the 2019 peer group consisted of:

Advanced Micro Devices, Inc.	ALLETE, Inc.	Amkor Technology, Inc.
Analog Devices, Inc.	Applied Materials, Inc.	Avangrid, Inc.
Cree, Inc.	Cypress Semiconductor Corporation	Exterran Corporation
IDACORP, Inc.	Jacobs Engineering Group Inc.	KBR, Inc.
KLA-Tencor Corporation	Marvell Technology Group Ltd.	MasTec, Inc.
Maxim Integrated Products, Inc.	McDermott International, Inc.	Microchip Technology Incorporated
Micron Technology, Inc.	MKS Instruments, Inc.	NRG Energy, Inc.
Oceaneering International, Inc.	OGE Energy Corp.	ON Semiconductor Corporation
PPL Corporation	Public Service Enterprise Group Inc.	Qorvo, Inc.
Skyworks Solutions, Inc.	SunPower Corporation	Synaptics Incorporated
Teradyne, Inc.	Valmont Industries, Inc.	Xilinx, Inc.

Review of Peer Company Data

On at least a biennial basis, but typically annually, the compensation committee evaluates the compensation of our named executive officers against data regarding the pay practices of companies in our peer group, looking at individual components of pay, including total amounts paid or payable. In addition, the compensation committee annually reviews any payments to our named executive officers that would be required under various severance scenarios. When conducting this review, the compensation committee also considers information and recommendations from management regarding past, present, and future compensation of our named executive officers under various payment scenarios.

Based on its review and analysis, Compensation Strategies concluded, and our compensation committee agreed, that the compensation paid to our named executive officers was consistent with our stated compensation objectives regarding our target pay as compared to our peer group, and was thus reasonable in the aggregate as compared to the peer group above. See “Executive Compensation Principles – Evaluating the Market.”

Independence Review

Consistent with regulatory requirements and best compensation practices, our compensation committee has determined to evaluate periodically, and not less than annually, the independence of its compensation consultants. During 2019, the compensation committee conducted an independence analysis of the relationship of Compensation Strategies to First Solar, including a review of potential conflicts of interest, and concluded that Compensation Strategies was independent and no such conflicts existed.

Individual Compensation Review

The individual performance of each of our named executive officers has been, and continues to be, a major factor in the compensation committee’s decisions regarding such executive’s level of compensation. Absent unusual circumstances, our process for review of individual compensation of our named executive officers is generally as follows. After the completion of each year, our independent directors (meeting in executive session under the direction of the chair of the compensation committee) review the performance of our Chief Executive Officer for the prior year, evaluating his achievement against individual and Company objectives (which objectives were agreed upon by him and the compensation committee early in the prior year), his contributions to the Company’s performance, and other leadership accomplishments.

Our Chief Executive Officer provides the compensation committee with an assessment of prior year performance of, and a recommendation for compensation changes with respect to, our other named executive officers, evaluating each named executive officer based on achievement of objectives by the executive and his or her department or function, his or her contribution to the Company’s performance, and other leadership accomplishments. Based on these considerations, and following an exercise of its independent judgment on the board’s interactions with the named executive officers, the compensation committee (i) sets base salary and target bonus percentages for the current year, (ii) determines the appropriate level, if any, of cash-incentive compensation for the prior year, and (iii) determines the appropriate equity incentive compensation for the named executive officer.

Compensation Risk Analysis

In the context of the total compensation review and the adoption of our 2019 incentive compensation programs, the compensation committee considered whether our compensation structure and programs encourage excessive or inappropriate risk taking and concluded that they did not do so.

2019 Compensation Decisions

The following is a discussion of the considerations taken into account in establishing compensation for our named executive officers in 2019. See “Compensation Philosophy” for further information regarding the process the compensation committee used to determine such compensation.

Base Salary

Base salary is the fixed element of our named executive officers’ annual cash compensation. The value of base salary for each named executive officer reflects the requirements of such executive’s employment agreement and his or her individual performance and skill set, including the market value of that skill set.

The compensation committee evaluates market data using studies prepared by Compensation Strategies and reviews the individual performance of executives during our regular annual salary review process, which we refer to as our “annual pay cycle.” For 2019, the annual base salary rates of our named executive officers were as follows:

•	Mr. Widmar – $900,000;

•	Mr. Bradley – $475,000;

•	Mr. Antoun – $575,000;

•	Mr. Garabedian – $575,000; and

•	Mr. deJong – $575,000.

Cash Incentive Compensation

Our cash incentive compensation consists primarily of our annual bonus program, which for 2019 was designed under our 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”) that we use to create incentives for individuals to join our Company, including to compensate such individuals for payments forfeited by leaving their prior employment to join us or to offset relocation costs.

Annual Bonus Program. We use our annual bonus program to encourage the achievement of specified strategic and operational objectives to help us achieve our mission to provide cost-advantaged solar technology through innovation, customer engagement, industry leadership, and operational excellence. On February 12, 2019, the compensation committee adopted a 2019 bonus program (the “2019 Bonus Plan”) for executives, including our named executive officers, with a single overall threshold performance metric and various additional performance metrics, to strengthen the connection between executive performance and incentive pay, which is one of our core executive compensation principles. The compensation committee selected the metrics and weighting applicable to the 2019 Bonus Plan considering our long-term strategic plans, including an emphasis on the continued execution of our Series 6 module technology.

Upon achievement of the threshold Adjusted Net Operating Income metric, the maximum bonus pool was eligible to be funded, but the amount of each participant’s actual bonus was determined based on the achievement of the various additional performance metrics, which could result in actual payouts less than the maximum bonus pool. Furthermore, the Chief Executive Officer (or the compensation committee, in the case of the Chief Executive Officer) retained discretion to adjust any award achieved under the program to the extent appropriate. All bonus payments are subject to clawback to the extent required by applicable law. Our 2019 Bonus Plan required that all associates be employed on the bonus payout date with certain exceptions for retirement, death, or a long-term disability. These exceptions allow for eligibility of a pro-rated award based on days of service completed during the performance year.

Bonus Program Targets, Objective, and Calculation. The 2019 Bonus Plan, as applicable to our named executive officers, included the following performance metrics, which were established based on the goals set forth in our confidential annual operating plan for 2019.

•	Minimum Adjusted Net Operating Income: $185 million (must be met for any bonus payout to occur).

•	Annual Operating Plan Expenditures: OPEX accounted for 25% of the 2019 Bonus Plan.

•	Module Watts: Average watts per module accounted for 20% of the 2019 Bonus Plan.

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Operations: Total modules produced (8%), module cost per watt (8%), balance of systems cost per watt (8%), and O&M fleet effective availability (6%) collectively accounted for 30% of the 2019 Bonus Plan.

•	Sales: Bookings across all business segments in megawatts (“MW”) of direct current (“DC”). Total sales accounted for 25% of the 2019 Bonus Plan.

We again selected Adjusted Net Operating Income as the threshold metric to our 2019 Bonus Plan in order to enhance our executives’ focus on the generation of net operating income to support the execution of our Series 6 module technology. Consistent with 2018, OPEX represented 25% of the 2019 Bonus Plan, in order to focus the organization on our budgets as we managed the Series 6 module production ramp. In 2019, we also included metrics related to the wattage of our modules and the efficiency of our operations (e.g., total modules produced, cost per watt, etc.), consistent with 2018. Finally, in 2019, we established a single sales metric as part of the 2019 Bonus Plan consisting of a metric for sales bookings across all business segments. We believe that these metrics are key drivers of our long-term success, align with our long-term strategic plans, and are critical measures of success with respect to our annual operating plan. The relative achievement of these performance metrics is linked to enhancing our competitive position in the marketplace by increasing our product performance and reducing our manufacturing and fixed costs. We designed the metrics to encourage selling the right mix of products at a reasonable gross margin profile, which is expected to increase our profitability while acknowledging the intense pricing competition within the solar industry. By establishing such performance metrics, we believe we aligned our bonus program with our overall goals.

Based on an assessment of our 2019 results against the criteria described above, the 2019 Bonus Plan results were:

2019 Bonus Plan Threshold Metric Results
Threshold Metric	Minimum Threshold Level		2019 Result
Adjusted Net Operating Income (1)	> $185 million		Meets
2018 Bonus Plan Performance Metric Results
Metric	Weighting	Main Focus	2019 Payout Factor
Annual Operating Plan Expenditures
Operating expense (2)	25%	Profitability	2.00
Module Watts
Average watts per module – Series 6	20%	Profitability	1.02
Operations
Total modules produced – Series 6	8%	Profitability	2.00
Module cost per watt – Series 6	8%	Profitability	0.75
Balance of systems cost per watt	8%	Profitability	0.00
O&M fleet effective availability	6%	Growth/Profitability	0.00
Sales
Bookings (MWDC)	25%	Growth/Profitability	1.66
2019 Bonus Plan Payout Level	1.34
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(1)
Adjusted Net Operating Income is defined as operating income as reported in our consolidated statement of operations for the year ended December 31, 2019 included our 2019 Annual Report on Form 10-K, adjusted to exclude Series 6 module production start-up and ramp costs.

(2)
Operating expense represents the sum of selling, general and administrative expense and research and development expense as reported in our consolidated statement of operations for the year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K, subject to specific adjustments detailed under the 2019 Bonus Plan.

2019 Bonus Targets and Payout Results. Each performance metric was weighted in accordance with its importance in achieving the goals laid out in our confidential annual operating plan. Targets are set based on levels proposed by management prior to the beginning of the year. Performance goals developed by management are reviewed internally by our Financial Planning & Analysis (“FP&A”) department using a rigorous process to determine the range of potential performance for each measure based on a review of the historical levels of achievement for each metric, and are also reviewed by our Chief Executive Officer, before being presented to the compensation committee for approval. Every year, in determining performance targets, our FP&A department focuses on continuous improvement of Company performance and conducts an analysis for each metric by projecting the cost saved and value added by achievement of each performance goal to determine whether the performance levels required to achieve certain performance goals should be adjusted upward. The performance goals were set at levels that our FP&A department, our management, and the compensation committee believe would require strong performance for a target payout (1.0 multiplier). A 0.5 multiplier was assigned to performance at a level that, while not certain at the time targets were set, we considered likely that such performance would be achieved by the end of the year. Maximum performance (2.0 multiplier) is a stretch performance goal that requires superior performance that delivers meaningful value to our stockholders. If the minimum threshold level of performance was not achieved for a specific metric, the multiplier for that metric would be zero. The maximum bonus percentage payable under this formula in the 2019 Bonus Plan was approximately 200% of target. The Chief Executive Officer (or the compensation committee, in the case of the Chief Executive Officer) elected to apply certain discretionary adjustments to the 2019 payout for our named executive officers.

The performance goal targets and results under the 2019 Bonus Plan were as follows: the operating expense target was $300 million and was achieved at $290 million; the bookings target was 5,500 MWDC and was achieved at 6,492 MWDC; the module production target was 8.4 million modules and was achieved at 8.8 million modules; and the O&M fleet effective availability target was 99.55% and was achieved at 99.12%. The remaining performance goal targets and results are considered confidential competitive information.

See “Summary Compensation Table – Non-Equity Incentive Plan Compensation” for specific payout levels for each named executive officer.

Target Bonus Percentage. Target bonus percentages are established based on job responsibilities, internal equity, and peer group data and are evaluated during our annual pay cycle on the same basis as base salary (as discussed above in “2019 Compensation Decisions - Base Salary”). As of the beginning of 2019, the target bonus percentages of our named executive officers were as follows:

•	Mr. Widmar – 125%;

•	Mr. Bradley – 90%;

•	Mr. Antoun – 90%;

•	Mr. Garabedian – 90%; and

•	Mr. deJong – 90%.

Equity-Based Compensation

We have always been a firm proponent of equity-based compensation and continue to grant time-based RSUs with longer vesting schedules to address retention concerns, while tying realizable compensation to the returns of our stockholders. We also grant PSUs to incentivize performance over an approximately three-year performance period. In 2019, we granted such RSUs and PSUs to each of our named executive officers. The compensation committee continues to believe that granting such equity-based compensation furthers our goal of aligning executive and stockholder interests and mitigating certain distractions that our executives may feel as a result of the ongoing volatility in the solar industry. See “Compensation Philosophy” for further information regarding the process the compensation committee used to determine the value of equity awards granted to our named executive officers in 2019.

Our general practice is to grant our equity awards relatively early in the year. We do not time our grants specifically to avoid any internal “blackouts” or other periods during which our executives and directors may be prohibited by our Insider Trading Policy or applicable law from trading in our securities, or otherwise to provide any preferential benefit to our executives and directors. Details of the equity grants to our named executive officers are contained in the “Grants of Plan-Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

EPEP. We believe that a long-term incentive program provides significant benefit to the Company and we routinely reevaluate the components of our equity-based long-term incentive programs. Awards under such programs (i) are expected to represent the largest component of executives’ potential compensation (see “Components of 2019 Executive Compensation”), (ii) serve as a retention tool, and (iii) ensure that our executives’ compensation is linked to the long-term interests of our stockholders and our Company performance, consistent with our compensation philosophy.

For the 2019 PSU grants to be earned over an approximately three-year performance period ending in December 2021, the target performance metrics include (i) Series 6 cost per watt produced (40% weighting); (ii) Series 6 watts per module (40% weighting); (iii) total company gross profit (10% weighting); and (iv) total company operating income (10% weighting).

Each performance metric of the EPEP ranges from a threshold level of 0.5 in cases of weaker performance to 2.0 in cases of stronger performance. A 0.5 multiplier was assigned to performance at a level that, while not certain at the time targets were set, we considered likely that such performance would be achieved by the end of the performance period. A 1.0 multiplier was assigned to performance at a level that, while not certain at the time targets were set, aligned with the goals in our confidential annual operating plan, and thus was at a level that we expected we could achieve by the end of the performance period. A 2.0 multiplier was assigned to a performance level that was substantially more uncertain (i.e., that we expected would have approximately a 50% chance of being achieved by the end of the performance period). If the minimum threshold level of performance is not achieved for a specific metric, the multiplier for that metric will be zero.

The EPEP awards are forfeited upon termination of employment, other than a termination due to death, disability, or a qualifying retirement after the end of the first calendar year of the performance period, in which case the executive would be eligible for a prorated settlement of any PSUs following the end of the performance period, based on actual achievement of the applicable performance goals, and prorated based on the length of the period the executive was employed by the Company during the performance period. Retirement is defined as the executive’s voluntary termination of employment after attaining age 57 and completing at least eight years of service. Upon a change in control of the Company in which the acquirer assumes or substitutes such PSUs, the PSUs will vest in accordance with the provisions described above, unless the executive’s employment is terminated without “cause” or the executive resigns for “good reason.” In such circumstances, the vesting of the PSUs will accelerate based on the greater of (i) target level of performance or (ii) actual achievement. Upon the occurrence of a change in control of the Company in which the acquirer does not assume or substitute such PSUs, the PSUs would be deemed immediately vested at the greater of (i) the target level of performance or (ii) the actual achievement of the applicable performance goals as of the last day of the calendar quarter preceding the change in control.

The grant date fair value of the 2019 PSUs granted on July 18, 2019 for our named executive officers was $3,399,974 for Mr. Widmar; $949,956 for Mr. Bradley; $999,954 for Mr. Antoun; $1,099,949 for Mr. Garabedian; and $999,954 for Mr. deJong.

RSUs. On March 6, 2019, our named executive officers also received time-based RSUs, vesting at a rate of 25% on each of the first four anniversaries of the grant date, subject to the individual’s continued employment through such dates. The vesting schedule of the RSUs is designed to complement the EPEP incentive program to maximize retentive value.

The grant date fair value of RSUs granted on March 6, 2019 for our named executive officers was $2,600,041 for Mr. Widmar; $750,002 for Mr. Bradley; $800,036 for Mr. Antoun; $850,019 for Mr. Garabedian; and $800,036 for Mr. deJong.

Upon an executive’s termination without cause or a termination due to death or disability, the executive would receive one year of service credit for any outstanding RSUs in accordance with his or her employment agreement terms. In the event of a change in control of the Company, any RSUs would accelerate vesting in accordance with his or her employment agreement terms. See “Executive Compensation – Employment Agreements and Arrangements.”

Double-Trigger Equity Vesting. Since July 2013, the CIC Agreements that we enter into with executive officers no longer provide for full vesting of unvested time-based equity compensation upon a change in control of the Company and instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with that decision, the CIC Agreements for Mr. Widmar, effective July 2016, and Mr. Bradley, effective October 2016, provide for such double-trigger equity vesting. We anticipate future long-term incentive awards will have separate change in control vesting conditions under the terms of the applicable long-term incentive grant award agreement.

Other Executive Compensation Information

Broad-based Benefit Programs and Other Compensation

Our named executive officers are entitled to participate in the various benefit programs we offer to all of our associates, including a 401(k) plan, medical plan, dental plan, vision plan, life insurance plan, and long-term and short-term disability plans. Under our 401(k) plan, we make a matching contribution equal to 100% of our associates’ contributions up to a maximum of 4% of an associate’s plan-eligible compensation. In 2019, each of Messrs. Widmar, Bradley, Antoun, Garabedian, and deJong received the maximum matching contribution of $11,200. Our named executive officers each have vacation entitlements of four weeks per year.

Employment Agreements and Related Arrangements

We have entered into employment, confidentiality, non-competition, non-solicitation, and director and officer indemnification agreements with each of our named executive officers. The compensation committee believes these contracts are fair, reasonable, appropriate, and necessary to attract and retain the executives who are party to these agreements.

Severance Benefits. Our executive employment agreements generally provide that if an individual’s employment is terminated without “cause” (as defined therein), then the executive shall be eligible for (i) salary continuation for a severance period subject to the execution of a release of claims in favor of the Company and subject to a reduction based on earnings during the severance period, (ii) health benefits coverage for the severance period, subject to certain contingencies, and (iii) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (this additional service credit does not apply to PSUs). The employment agreements also provide for an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation in the event employment terminates due to the executives’ death or disability (as defined therein).

Severance benefits, by their nature, require compensation payments without the receipt of corresponding services. We believe that our executive employment agreements set a proper balance between providing sufficient protection on employment termination and ensuring the executive has sufficient personal investment with respect to his or her employment with the Company and generally provide severance benefits consistent with market practice.

We consistently review the employment agreements we enter into with our named executive officers to address market changes, and our compensation committee has adopted a number of changes to be applied prospectively when entering into agreements with executives to more closely align with market practice. Such changes include the elimination of severance benefits upon a resignation for “good reason” (except in connection with a change in control of the Company), the addition of provisions that make clear that all payments to our executives under such agreements other than base salary are subject to our clawback policy, all severance payments and benefits being subject to the execution of an irrevocable release of claims in favor of the Company, and sign-on bonuses being subject to recoupment in the event of a termination for “cause” within one year of the executive’s start date.

Restrictive Covenants. Our executive confidentiality agreements describe our expectations of the executives regarding our proprietary and confidential information. The non-competition and non-solicitation agreements establish a “protected period” that generally matches the severance period. During the protected period, the senior executives are subject to restrictive covenants as described in the agreements.

For more details on these employment agreements and the compensation and benefits payable or to be provided in the event of a termination of employment, see “Executive Compensation – Employment Agreements and Arrangements” and “Executive Compensation – Potential Payments upon Termination or Change in Control – Potential Payments upon Termination of Employment (Other than in the Context of a Change in Control).”

Change-in-Control Severance Agreements

We have entered into CIC Agreements with each of our named executive officers. These agreements are intended to align the interests of the executives with our stockholders in a potential change in control situation by mitigating the uncertainty and questions a potential change in control may raise among such executives, allowing them to focus their continued attention and dedication to their assigned duties.

Equity Vesting. The CIC Agreements provide for (a) a double-trigger acceleration of (i) Mr. Widmar’s outstanding equity awards with a grant date on or after July 1, 2016 and (ii) Mr. Bradley’s outstanding equity awards, in each case in the event their employment is terminated without “cause” or they resign for “good reason” within two years following a change in control and (b) single-trigger acceleration of vesting of outstanding equity awards (other than PSUs, which provide for double-trigger vesting) for Messrs. Antoun, Garabedian, and deJong. A resignation for “good reason” includes any material reduction in the authority, duties, or responsibilities held by the executive immediately prior to the change in control date, any material reduction in the annual base salary or annual incentive opportunity of the executive as in effect immediately prior to the change in control date, any change of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment immediately prior to the change in control date, failure to pay compensation when due, delivery of written notice of the intent to terminate the executive for any reason other than cause, death, or disability, or failure of a successor to assume the CIC Agreement. The compensation committee determined that the CIC Agreements entered into with executives on or after July 2013 should provide for vesting only upon a termination without “cause” (as defined therein) or a resignation for “good reason” (as defined therein) within two years following a change in control of the Company, which is reflected in our agreements with Messrs. Widmar and Bradley. While our equity plans also contemplate vesting of equity if such equity is not assumed by a successor entity (see “Executive Compensation – Potential Payments upon Termination or Change in Control – Potential Payments upon a Change in Control”), the CIC Agreements address vesting whether or not the equity-based awards are assumed for executives with these arrangements.

Severance Benefits. The CIC Agreements provide certain enhanced severance benefits for our named executive officers in the event their employment is terminated without “cause” or they resign for “good reason” within two years following a change in control. We believe this standard benefit reinforces the notion that in a change-in-control situation, all of the executives are similarly situated and must remain focused. The standard benefit is two times their base salary; two times a bonus amount (which is defined as the greater of (i) the executive’s target annual bonus for the year of termination and (ii) the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed); a prorated target bonus; 18 months’ health benefits continuation; and outplacement benefits (maximum of $20,000). Severance benefits are subject to the executive’s execution of a release in favor of the Company.

Tax Gross-Ups. None of the CIC Agreements in effect with our named executive officers provide a parachute tax gross-up, and gross-ups with respect to taxes related to legal fees or expenses incurred in connection with disputes related to the CIC Agreements are not provided in agreements with executives hired on or after July 2013.

Evaluation by the Compensation Committee. The compensation committee reviews the terms of the CIC Agreements in consultation with its independent compensation consultant, assesses the impact of possible payouts under the CIC Agreements in the event of a change in control, and confirms that the CIC Agreements are fair and reasonable to both the executive and the Company. Estimates of change in control payments are presented to, and reviewed by, the compensation committee when compensation is evaluated. Based on its most recent annual review of the CIC Agreements, the compensation committee continues to believe such payments are fair and reasonable. For a further description of compensation provided in the event of a change in control, see “Executive Compensation – Potential Payments upon Termination or Change in Control – Potential Payments upon a Change in Control.”

Tax and Accounting Implications

Section 162(m) of the Code. Effective for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act repealed the performance-based compensation exception to the deduction limit for compensation in Section 162(m) of the Code. As a result, the Company expects that compensation over $1 million per year paid to any named executive officer, and any person who was a named executive officer for any year beginning with 2017, will be nondeductible under Section 162(m). Under transition rules, certain performance-based compensation payable after 2017 remains exempt from the deduction limit to the extent it was subject to a written binding contract in effect as of November 2, 2017 that has not been modified. While the compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee has not adopted a policy that all compensation must be deductible and has retained the flexibility to provide compensation to executive officers that is otherwise in the best interests of the Company and its stockholders.

Accounting for Share-Based Compensation. We use ASC Topic 718 for purposes of determining the fair value of share-based (or “equity-based”) compensation. The assumptions used in the calculations of these amounts are included in Note 17. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K. The fair value of awards made to each named executive officer in 2019 is set forth under “Executive Compensation – Summary Compensation Table.”

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Since formation of the compensation committee in October 2006, Michael Sweeney has served as its chair. Paul H. Stebbins has served on the compensation committee since his appointment to the board of directors in December 2006. William J. Post has served on the compensation committee since July 2010. Richard D. Chapman has served on the compensation committee since July 2012.

The compensation committee is composed solely of non-associate directors who are each (i) independent as defined under the NASDAQ listing standards, (ii) a non-associate director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Code.

With a keen sense of awareness of its fiduciary obligations, the compensation committee actively engages management and reviews data on (i) the relationship between our incentive compensation programs and our long-term strategic goals, (ii) the impact of any individual compensation changes on total compensation (including reviewing executive tally sheets), and (iii) the possibility that any particular program or arrangement could incentivize inappropriate risk-taking behaviors. The compensation committee believes that our compensation philosophy is appropriate and that our incentive compensation programs are important tools that allow all associates, including management, to successfully focus on matters critical to our long-term success.

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A and incorporated by reference into our 2019 Annual Report on Form 10-K.

Submitted by the Members of the Compensation Committee

Michael Sweeney (Chair)
Richard D. Chapman
William J. Post
Paul H. Stebbins

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by each of our named executive officers for the years ended December 31, 2019, 2018, and 2017.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark R. Widmar	2019	900,000	6,000,015	1,613,025	11,200	8,524,240
Chief Executive Officer	2018	875,273	5,199,983	946,361	11,000	7,032,617
	2017	750,001	8,063,982	1,875,000	10,800	10,699,783
Alexander R. Bradley	2019	474,999	1,699,958	572,850	11,200	2,759,007
Chief Financial Officer	2018	471,205	1,610,008	359,096	11,000	2,451,309
	2017	443,750	1,949,969	720,000	10,800	3,124,519
Georges J. Antoun	2019	575,000	1,799,990	741,992	11,200	3,128,182
Chief Commercial Officer	2018	570,866	2,249,981	517,500	11,000	3,349,347
	2017	549,999	2,799,980	990,000	10,800	4,350,779
Raffi Garabedian	2019	575,000	1,949,968	741,992	11,200	3,278,160
Chief Technology Officer	2018	562,904	2,249,981	440,996	11,000	3,264,881
	2017	500,001	2,799,980	900,000	10,800	4,210,781
Philip Tymen deJong	2019	575,000	1,799,990	728,123	11,200	3,114,313
Chief Operating Officer	2018	562,597	2,249,981	440,996	11,000	3,264,574
	2017	500,001	2,799,980	900,000	10,800	4,210,781
——————————

(1)	Salary represents actual salary earned during the year and includes base salary and payments for vacation and holidays.

(2)
Stock awards reflect the aggregate grant date fair value of the awards determined in accordance with ASC Topic 718. The assumptions and methodologies used in the calculations of these amounts are set forth in Note 17. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our executive officers is generally recognized over the vesting periods applicable to the awards. The SEC disclosure rules require that we present stock award amounts in the applicable row of the table above using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). In the table, PSUs are reflected at the target level of achievement for applicable performance metrics. The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For a discussion of specific stock awards granted during 2019, see “Grants of Plan-Based Awards” below.

(3)
For a description of Non-Equity Incentive Plan Compensation, see “Compensation Discussion and Analysis – Components of 2019 Executive Compensation” and “Compensation Discussion and Analysis – 2019 Compensation Decisions – Cash Incentive Compensation.”

(4)	All Other Compensation includes earned employer matching contributions under the Company’s 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards and other incentive compensation made to our named executive officers during the year ended December 31, 2019. The minimum award (below threshold performance) under the cash and equity plan-based award programs was $0.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Award Type	Grant Date	Approval Date	Thresh ($)	Target ($)	Max ($)	Thresh. (#)	Target (#)	Max (#)
Mark R. Widmar	RSU (4)	3/6/19	2/12/19							50,614	2,600,041
	PSU (5)	7/18/19	7/18/19				25,773	51,546	103,092		3,399,974
	Cash			562,500	1,125,000	2,250,000
Alexander R. Bradley	RSU (4)	3/6/19	2/12/19							14,600	750,002
	PSU (5)	7/18/19	7/18/19				7,201	14,402	28,804		949,956
	Cash			213,750	427,500	855,000
Georges J. Antoun	RSU (4)	3/6/19	2/12/19							15,574	800,036
	PSU (5)	7/18/19	7/18/19				7,580	15,160	30,320		999,954
	Cash			258,750	517,500	1,035,000
Raffi Garabedian	RSU (4)	3/6/19	2/12/19							16,547	850,019
	PSU (5)	7/18/19	7/18/19				8,338	16,676	33,352		1,099,949
	Cash			258,750	517,500	1,035,000
Philip Tymen deJong	RSU (4)	3/6/19	2/12/19							15,574	800,036
	PSU (5)	7/18/19	7/18/19				7,580	15,160	30,320		999,954
	Cash			258,750	517,500	1,035,000
——————————

(1)
For a description of cash incentive plan awards, see “Compensation Discussion and Analysis – Components of 2019 Executive Compensation” and “Compensation Discussion and Analysis – 2019 Compensation Decisions – Cash Incentive Compensation.”

(2)
The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For additional discussion of PSUs granted in 2019, see “Compensation Discussion and Analysis – Components of 2019 Executive Compensation” and “Compensation Discussion and Analysis – 2019 Compensation Decisions – Equity-Based Compensation.”

(3)
The grant date fair value of these awards was determined in accordance with ASC Topic 718. The assumptions and methodologies used in the calculations of these amounts are set forth in Note 17. “Share-Based Compensation” to our audited financial statements for year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K.

(4)
RSUs vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date, subject to the named executive officer’s service through each vesting date. For a description of the material terms of the RSUs granted in 2019, see “Compensation Discussion and Analysis – Components of 2019 Executive Compensation” and “Compensation Discussion and Analysis – 2019 Compensation Decisions – Equity-Based Compensation.”

(5)
Represents PSUs granted in 2019 under the EPEP. For a description of the material terms of the PSUs granted in 2019, see “Compensation Discussion and Analysis – Components of 2019 Executive Compensation” and “Compensation Discussion and Analysis – 2019 Compensation Decisions – Equity-Based Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding stock awards held by our named executive officers as of December 31, 2019.

			Stock Awards (1)			Equity Incentive Plan Awards (2)
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Mark R. Widmar	3/8/16		4,583	256,465
	7/1/16		6,250	349,750
	3/7/17		41,480	2,321,221
	3/7/17	(4)	82,738	4,630,018
	3/6/18		26,686	1,493,349
	5/1/18				(5)	41,475	2,320,941
	3/6/19		50,614	2,832,359
	7/18/19				(6)	25,773	1,442,257
Total			212,351	11,883,162		67,248	3,763,198

Alexander R. Bradley	3/8/16		972	54,393
	3/7/17		10,726	600,227
	3/7/17	(4)	19,307	1,080,420
	3/6/18		7,227	404,423
	5/1/18				(5)	14,220	795,751
	3/6/19		14,600	817,016
	7/18/19				(6)	7,201	402,968
Total			52,832	2,956,479		21,421	1,198,719

Georges J. Antoun	3/8/16		4,157	232,626
	3/7/17		15,323	857,475
	3/7/17	(4)	25,743	1,440,578
	3/6/18		8,340	466,706
	5/1/18				(5)	22,218	1,243,319
	3/6/19		15,574	871,521
	7/18/19				(6)	7,580	424,177
Total			69,137	3,868,906		29,798	1,667,496

Raffi Garabedian	3/8/16		3,600	201,456
	3/7/17		15,323	857,475
	3/7/17	(4)	25,743	1,440,578
	3/6/18		8,340	466,706
	5/1/18				(5)	22,218	1,243,319
	3/6/19		16,547	925,970
	7/18/19				(6)	8,338	466,594
Total			69,553	3,892,185		30,556	1,709,913

Philip Tymen deJong	3/8/16		4,333	242,475
	3/7/17		15,323	857,475
	3/7/17	(4)	25,743	1,440,578
	3/6/18		8,340	466,706
	5/1/18				(5)	22,218	1,243,319
	3/6/19		15,574	871,521
	7/18/19				(6)	7,580	424,177
Total			69,313	3,878,755		29,798	1,667,496
——————————

(1)
Unless otherwise noted, RSUs vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date, subject to the named executive officer’s service through each vesting date.

(2)
Represents PSUs under the EPEP. The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For a discussion of specific stock awards granted during 2019, see “Grants of Plan-Based Awards” above.

(3)	The market value was calculated using the closing price per share of our common stock of $55.96 per share on December 31, 2019.

(4)
Represents the grant of PSUs under the EPEP awarded in 2017 for the three-year performance period ended December 31, 2019 that achieved the performance criteria. The PSU awards vested in February 2020 upon the compensation committee’s certification of the performance achievement and the respective executive officer’s continued employment with the Company through that time.

(5)
Represents a grant of PSUs under the EPEP awarded in 2018 scheduled to cliff-vest on December 31, 2020, subject to the relative attainment of performance metrics relating to module segment gross margin percentage in 2020, operating expense per watt shipped in 2020, and module sales booked/confirmed as of December 31, 2020 for delivery on and after January 1, 2021. In accordance with SEC rules, the value reflected in the table in respect of such PSUs assumes applicable performance goals are achieved at target performance.

(6)
Represents a grant of PSUs under the EPEP awarded in 2019 scheduled to cliff-vest on December 31, 2021, subject to the relative attainment of performance metrics relating to Series 6 cost per watt produced, Series 6 watts per module, total company gross profit, and total company operating income. In accordance with SEC rules, the value reflected in the table in respect of such PSUs assumes applicable performance goals are achieved at threshold performance. For a description of this award, see “Compensation Discussion and Analysis – Components of 2019 Executive Compensation” and “Compensation Discussion and Analysis – 2019 Compensation Decisions – Equity-Based Compensation.”

Stock Vested

The following table provides information, on an aggregate basis, with respect to stock awards that vested during the year ended December 31, 2019 for each of the named executive officers.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark R. Widmar	162,224	8,685,676
Alexander R. Bradley	38,100	2,027,579
Georges J. Antoun	62,229	3,295,110
Raffi Garabedian	61,084	3,235,927
Philip Tymen deJong	61,063	3,234,076
——————————

(1)	Calculated using the closing price per share of our common stock on the respective vesting dates. For a description of vesting of restricted stock units, see the narrative below.

Restricted stock units vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date, subject to the individual’s continued employment through such dates. In the event of termination of employment due to death, an additional 12 months’ service credit will be provided. For a description of the material terms of the PSUs granted in 2019, see “Compensation Discussion and Analysis – Components of 2019 Executive Compensation” and “Compensation Discussion and Analysis – 2019 Compensation Decisions – Equity-Based Compensation.”

Pensions and Nonqualified Deferred Compensation

We do not currently provide our named executive officers with pension benefits (other than a tax-qualified 401(k) plan benefit) or other nonqualified deferred compensation arrangements that could be characterized as nonqualified deferred compensation arrangements under Section 409A of the Code.

Employment Agreements and Arrangements

We have entered into employment agreements with each of Messrs. Widmar, Bradley, Antoun, Garabedian, and deJong to serve as an executive officer. Under the terms of each employment agreement, each executive officer is entitled to an annual base salary as described under “Compensation Discussion and Analysis – 2019 Compensation Decisions – Base Salary,” the opportunity to participate in our annual bonus program with a target bonus as described under “Compensation Discussion and Analysis – 2019 Compensation Decisions – Cash Incentive Compensation,” other senior level incentive programs, standard employee benefits, and four weeks of vacation.

Our employment agreements with our executive officers provide that, in the event their employment is terminated by us without “cause,” the executive officer is eligible to receive the following: (i) severance equal to one year of his annual base salary, payable over the 12 months following termination (two years payable over 24 months in the case of Mr. Widmar), (ii) continued medical benefits until the earlier of one year following termination or his or her coverage under the medical benefit plan of another employer, and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards (this additional service credit does not apply to PSUs). The additional vesting described in clause (iii) above also applies if the executive officer’s employment terminates due to his or her death or disability. In the event of termination of the executive officer’s employment for any reason, he or she is entitled to payment of his or her earned and unused (and unforfeited) vacation. The severance benefits described in clause (i) above are conditioned upon the executive timely delivering a valid and irrevocable release of claims in favor of the Company.

Each executive officer is also subject to either separate confidentiality and intellectual property agreements or an intellectual property agreement, each of which contains confidentiality provisions, and a separate non-competition and non-solicitation agreement, the latter of which provides that the executive officer will not compete with the Company or solicit Company associates during a one-year restricted period (two years in the case of Mr. Widmar). Each executive officer has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments upon Termination or Change in Control – Potential Payments upon a Change in Control – Change-in-Control Severance Agreements.”

Although some of our employment agreements include specific provisions subjecting only certain payments thereunder to clawback to the extent required by law, as a result of our adoption of a broadly applicable clawback policy, certain payments to our executives under each of the agreements below are subject to clawback to the extent required by applicable law.

Potential Payments upon Termination or Change in Control

Potential Payments upon Termination of Employment (Other than in the Context of a Change in Control)

The table below reflects the estimated amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment as of December 31, 2019. Amounts included in the table reflect an involuntary termination without “cause” and a termination due to death, disability, or a qualifying retirement of the executive, in each case, other than in connection with a change in control. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company. Unless otherwise noted, for purposes of the calculations below, we used a share value of $55.96 per share, which was the closing price per share of our common stock on December 31, 2019. None of the named executive officers is entitled to compensation upon a termination for “cause” except for the value of any earned and unused (and unforfeited) vacation.

For descriptions relating to these payments and benefits, including any release, non-competition, non-solicitation, or similar requirements, see “Employment Agreements and Arrangements.” The amounts do not include amounts payable pursuant to the Company’s contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Payment Type		Involuntary Not for Cause Termination ($)		Termination Due to Death or Disability ($)
Mark R. Widmar	Cash severance	(1)	1,800,000	(4)	1,125,000
	Health coverage	(2)	19,624		—
	Equity treatment	(3)	2,972,763	(3)	10,993,510
Total			4,792,387		12,118,510

Alexander R. Bradley	Cash severance	(1)	475,000	(4)	427,500
	Health coverage	(2)	14,646		—
	Equity treatment	(3)	693,568	(3)	2,778,899
Total			1,183,214		3,206,399

Georges J. Antoun	Cash severance	(1)	575,000	(4)	517,500
	Health coverage	(2)	14,646		—
	Equity treatment	(3)	1,034,868	(3)	3,861,482
Total			1,624,514		4,378,982

Raffi Garabedian	Cash severance	(1)	575,000	(4)	517,500
	Health coverage	(2)	19,542		—
	Equity treatment	(3)	1,017,297	(3)	3,872,190
Total			1,611,839		4,389,690

Philip Tymen deJong	Cash severance	(1)	575,000	(4)	517,500
	Health coverage	(2)	21,149		—
	Equity treatment	(3)	1,044,717	(3)	3,871,331
Total			1,640,866		4,388,831
——————————

(1)	Estimates based on aggregate payments made over the severance period, which period for Mr. Widmar is 24 months and for all other executives is 12 months.

(2)
Represents maximum aggregate value of continued health benefit coverage based on 2019 costs for this benefit, to be provided over the health benefit continuation period, which is 12 months for all named executive officers.

(3)
Amounts are estimates, based on the aggregate value of 12 months’ acceleration of the vesting of time-based equity awards outstanding on December 31, 2019, as provided under the terms of each named executive officer’s employment agreement. In the event of a termination due to death or disability, PSUs would vest following the end of the performance period, based on actual achievement of the applicable performance metrics and pro-rated based on the length of the period the executive was employed by the Company during the performance period. In the table, PSU vesting is reflected at the target level of achievement of applicable performance metrics. The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics.

(4)
Our 2019 Bonus Plan requires that all associates be employed on the bonus payout date with the following exceptions: retirement, death, and long-term disability. These exceptions allow for eligibility of a pro-rated award based on days of service completed during the performance year. Amounts shown reflect a target payout assuming employment through the bonus payout date.

Potential Payments upon a Change in Control

Consequences of a Change in Control Under Equity-Based Compensation Plans. The 2015 Omnibus Plan and its predecessor, the 2010 Omnibus Incentive Compensation Plan (“2010 Omnibus Plan”), provides that, unless otherwise provided in an award agreement, or unless provision is made in connection with the change in control (as defined below) for assumption of, or substitution for, awards previously granted, in the event of a change in control, any equity awards outstanding as of the date of the change in control shall be treated as follows as of the date immediately prior to the change in control: (i) awards subject only to time-based vesting criteria would become (or would be deemed) fully vested and/or exercisable, and all restrictions and forfeiture provisions related thereto would lapse, as applicable, and (ii) all performance units and other awards designated as performance compensation awards would be paid out as if the date of the change in control were the last day of the applicable performance period and “target” performance levels had been attained.

The term “change of control” in the 2010 Omnibus Plan is defined as the occurrence of any of the following events:

•	During any period of 24 consecutive months, a change in the composition of a majority of the board of directors that is not supported by a majority of the incumbent board of directors;

•
The consummation of a merger, reorganization or consolidation, or sale or other disposition of all or substantially all of the total gross fair market value (determined without regard to liabilities) of our assets, subject to certain exceptions for transactions that would not constitute a change in control; or

•
The approval by our stockholders of a plan of our complete liquidation or dissolution; or an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than the greater of (a) 20% and (b) the percentage of the combined voting power of the outstanding voting securities owned by certain specified stockholders, with exceptions for certain acquisitions.

The term “change of control” in the 2015 Omnibus Plan is defined as the occurrence of any of the following events:

•
During any period of 24 consecutive months, individuals who were members of the board of directors at the beginning of such period cease at any time during such period for any reason to constitute at least a majority of the board of directors;

•
The consummation of (i) a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, (but in the case of this clause (y) only if voting securities of the Company are issued or issuable in connection with such transaction) or (ii) a sale or other disposition of all or substantially all the assets of the Company, in each case, unless following which (a) the stockholders of the Company as of just prior to such consummation continue to own in substantially the same proportions more than 50% of the combined voting power of the surviving entity (disregarding any interests in the surviving entity that such stockholders owned before such consummation), (b) no person (excluding employee benefit plans or related trusts and specified shareholders (defined below)) owns 20% or more of the combined voting power of the surviving entity, and (c) a majority of the members of the board of directors of the surviving entity were members of the Company’s board of directors as of the time such transaction was agreed upon or approved;

•
The approval by our stockholders of a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet that does not otherwise constitute a change in control; or

•
The date that any legal person, corporation, or other entity or group (as defined) other than any “specified shareholder” becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of that is equal to or greater than 30%.

PSU Award Agreements. The PSUs granted to our named executive officers under the EPEP provide that, upon a change in control of the Company in which the acquirer assumes or substitutes the PSUs, the PSUs would accelerate vesting based on (i) actual achievement of the applicable vesting conditions as of the date of termination in the case of PSUs granted in 2017 and (ii) the greater of target or actual achievement of the applicable vesting conditions as of the date of termination in the case of PSUs granted in 2018 and 2019, if, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (as defined in the executive’s CIC Agreement). Upon the occurrence of a change in control of the Company in which the acquirer does not assume or substitute the PSUs, the PSUs would be deemed immediately vested at the (i) target level of performance in the case of PSUs granted in 2017 and (ii) the greater of target or actual achievement of the applicable vesting conditions as of the last date of the quarter preceding the change in control in the case of PSUs granted in 2018 and 2019.

Change-in-Control Severance Agreements. We have entered into CIC Agreements with our executive officers and certain senior management, including each of our named executive officers. As of July 2013, our compensation committee determined that such CIC Agreements will no longer provide for full vesting of unvested time-vested equity-based compensation upon a change in control of the Company and will instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with that decision, pursuant to the CIC Agreements entered into with Messrs. Widmar and Bradley, if a change in control occurs (substantially as defined in the 2015 Omnibus Plan, except that a change in control will only be deemed to have occurred if such change in control constitutes a change in the ownership or effective control of the Company or a change in the ownership or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code), Messrs. Widmar and Bradley will only become entitled to accelerated vesting of all equity-based, long-term incentive awards (other than awards which by their express terms do not accelerate under the CIC Agreements and other than awards held by Mr. Widmar granted prior to July 1, 2016) upon termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Under the legacy CIC Agreements with Messrs. Antoun, deJong, and Garabedian, and awards held by Mr. Widmar granted prior to July 1, 2016, if a change in control occurs (substantially as defined in the 2010 Omnibus Plan, except that, pursuant to an August 2013 amendment to such CIC Agreements, a change in control will only be deemed to have occurred if such change in control constitutes a change in the ownership or effective control of the Company or a change in the ownership or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code), the executive would become immediately entitled to accelerated vesting of all equity-based, long-term incentive awards (other than awards which by their express terms do not accelerate under the CIC Agreements).

Named executive officers who are party to a CIC Agreement will also be entitled to severance payments and benefits if, in the case of each named executive officer other than Messrs. Widmar and Bradley, the executive’s employment with the Company is terminated in anticipation of a change in control or if, with respect to each named executive officer, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (including any material reduction in an executive’s authorities, duties, or responsibilities; any material reduction in annual base salary or annual incentive opportunity; a relocation of the executive’s principal place of employment by 50 or more miles; a failure to pay compensation when due; a failure of a successor to assume the obligations of the agreement; and receipt of written notice from the Company of a termination without “cause”) (such termination, a “qualifying termination”).

If terminated or separated from the Company under those circumstances, the executive would be entitled to the following additional benefits under the CIC Agreement:

•
a lump-sum cash severance payment equal to two times the sum of (i) the executive’s annual base salary (without regard to any reduction giving rise to “good reason”) and (ii) the greater of (a) the executive’s target annual bonus for the year of termination; or (b) the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed;

•	a pro-rated target annual bonus;

•	the continuation of, or reimbursement for, medical and certain other employee benefits for 18 months after termination of employment; and

•	reimbursement for the cost of executive-level outplacement services (subject to a $20,000 limit).

Such severance benefits under the CIC Agreements are in lieu of any other severance benefit the executive may otherwise be entitled to, such as under the executive’s employment agreement. To obtain severance benefits under a CIC Agreement, an executive must first execute a separation agreement with the Company that includes a waiver and release of any and all claims against the Company. For terminations other than a qualifying termination following a change in control, the executive is entitled to vested and accrued benefits.

As a result of our compensation committee’s decision to no longer provide any executives with excise tax gross-up payments that may be triggered under Section 280G of the Code, we no longer have any legacy employment agreements with our named executive officers that allow for such tax gross-up payments.

The table below shows the amounts that would be payable to each of the named executive officers who is party to a CIC Agreement in the event of a qualifying termination following a change in control, if a change in control and the qualifying termination had occurred on December 31, 2019, using a share value of $55.96 per share, which was the closing price per share of our common stock on December 31, 2019. The amounts do not include amounts payable pursuant to our contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Cash Severance Payment Amount ($)	Value of Accelerated Equity Awards ($)(1)	Estimated Value of Medical and Welfare Benefits ($)(2)	Estimated Value of Outplacement Assistance ($)(3)	Total ($)
Mark R. Widmar	5,337,157	17,970,547	29,436	20,000	23,357,140
Alexander R. Bradley	2,277,522	4,763,931	21,969	20,000	7,083,422
Georges J. Antoun	2,927,500	6,234,951	21,969	20,000	9,204,420
Raffi Garabedian	2,816,497	6,343,066	29,313	20,000	9,208,876
Philip Tymen deJong	2,816,497	6,244,800	31,724	20,000	9,113,021
——————————

(1)
All time-based equity awards for Messrs. Antoun, Garabedian, and deJong vest upon a change in control. The vesting for Mr. Widmar of all grants made prior to July 1, 2016 are subject to single-trigger vesting and all grants made after July 1, 2016 are subject to double-trigger vesting. The vesting of all time-based equity awards for Mr. Bradley is a double-trigger benefit, and such time-based equity awards vest only upon a termination without “cause” or for resignation for “good reason” within two years following a change in control of the Company. All PSUs vest at the level of (i) actual performance for 2017 PSUs or (ii) at the greater of target or actual performance for 2018 and 2019 PSUs, only upon a termination without “cause” or for resignation for “good reason” within two years following a change in control, in the event that an acquirer of the Company assumes or substitutes the PSUs. In the table, PSU vesting is reflected at the target level of achievement of the applicable performance metrics.

(2)	Estimated value of 18 months continued medical and certain other employee benefits based on 2019 costs for these benefits.

(3)	Assumes a maximum payment of $20,000, which may be made for outplacement assistance.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Mark Widmar, our Chief Executive Officer. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

•	the median annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $83,313;

•	the annual total compensation of our Chief Executive Officer was $8,524,240; and

•	our Chief Executive Officer’s annual total compensation was 102 times that of the median of the annual total compensation of all employees.

For 2019, in accordance with Item 402(u) of Regulations S-K, we used the same median employee identified for purposes of our 2018 Pay Ratio disclosure. During 2019, there were no material changes in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure. For a discussion of how we identified our median employee, see our 2019 Proxy Statement under “Pay Ratio Disclosure.” Using that methodology, our determined median employee was a full-time, salaried employee located in Malaysia. To determine the annual total compensation of the median employee for 2019, we used the following assumptions, adjustments, and estimates:

1.
For the year ended December 31, 2019, this median employee had total annual compensation of $15,093. We then applied a cost-of-living adjustment to the annual total compensation of the median employee. In calculating the cost-of-living adjustment, we compared nominal GDP per capita in the United States and Malaysia for 2018, which was the most recent year with available data, as published by the World Bank, which resulted in a cost-of-living adjustment factor of 5.52. After applying the cost-of-living adjustment, we determined that the annual total compensation of the median employee was $83,313.

2.	With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table included in this Proxy.

3.
Without applying the cost-of-living adjustment to the annual total compensation of the median employee, our Chief Executive Officer’s annual total compensation was 565 times that of the median of the annual total compensation of all employees.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Upon the recommendation of the nominating and governance committee of the board of directors, the board of directors has nominated for election at the annual meeting the following ten nominees. Information about these nominees is provided above in the section “Directors.” Each of the nominees is currently serving as a director of the Company. We expect each nominee for election as a director at the annual meeting to be able to accept such nomination. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to stand for election. If a substitute nominee is selected to stand for election, the proxy holders will vote shares with respect to the substitute nominee in accordance with the voting instructions received for the original nominee unless you change your vote in accordance with the procedures described above in the section “Questions and Answers About the Annual Meeting — Can I change my vote after I submit my proxy?” At the annual meeting, proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

The board of directors has nominated for election to the board of directors the following ten nominees:

Michael J. Ahearn
Sharon L. Allen
Richard D. Chapman
George A. Hambro
Molly E. Joseph
Craig Kennedy
William J. Post
Paul H. Stebbins
Michael Sweeney
Mark R. Widmar

Required Vote

For each of the ten nominees, the affirmative vote of a majority of the votes cast for such nominee is required to elect such nominee as a director. A person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “FOR” such person’s election exceeds the number of votes cast “AGAINST” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” such person’s election, and proxies received from a stockholder of record that do not indicate a specific choice counted as a vote cast “FOR” such person’s election. You may not accumulate your votes for the election of directors. If an incumbent director receives less than a majority of votes cast with respect to his or her election, such director is required to promptly tender his or her resignation to the chair of the board for consideration by the nominating and governance committee. See “Directors – Majority Vote Standard.”

Recommendation

The board of directors recommends a vote “FOR” the election of each of the foregoing nominees to the board of directors.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

The audit committee of the board of directors is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The audit committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2006 and has also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services.” In order to ensure continuing auditor independence, the audit committee periodically considers whether there should be a rotation of our independent registered public accounting firm. The audit committee and the board of directors believe that the continued retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of holders of a majority of the stock represented and voting on such question. “Abstentions” will not be counted as a vote cast either “FOR” or “AGAINST” this proposal, and proxies received from a stockholder of record that do not indicate a specific choice will be counted as a vote cast “FOR” this proposal.

Recommendation

The board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

PROPOSAL NO. 3
APPROVAL OF THE ADOPTION OF THE FIRST SOLAR, INC.
2020 OMNIBUS INCENTIVE COMPENSATION PLAN

General

The board of directors has adopted, subject to stockholder approval, the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Omnibus Plan”). The purpose of the 2020 Omnibus Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, employees, and consultants (including prospective directors, officers, employees, and consultants) of the Company and its affiliates and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

The board of directors has adopted the 2020 Omnibus Plan in order to reflect current compensation and governance trends and pay practices and to conform to recent changes in the law. The 2020 Omnibus Plan is intended to update and supersede the First Solar, Inc. 2015 Omnibus Incentive Plan (the “2015 Omnibus Plan”), which replaced the First Solar, Inc. 2010 Omnibus Incentive Plan and the First Solar, Inc. 2006 Omnibus Incentive Plan (the “Prior Plans”).

As noted above, the Company believes that equity-based awards are an important part of our overall compensation program, and wants to ensure that there is a sufficient number of shares available to adequately incentivize its officers, employees, directors, and consultants. Based on the closing price per share of our common stock on March 9, 2020, the Company anticipates that it could exhaust the shares available under the 2015 Omnibus Plan within approximately two to three years. As of December 31, 2019, the 2015 Omnibus Plan had 2,524,342 shares of common stock available for issuance. On March 6, 2020, the Company made a grant of restricted stock units to our executives and director level and above associates of 739,997 shares of common stock. After certain other adjustments, the plan balance was 2,384,236 as of March 9, 2020. The board of directors is requesting that stockholders approve the 2020 Omnibus Plan to increase the maximum number of shares of stock for which awards may be granted by 4,000,000 shares. If this proposal is approved, the total number of shares of common stock that may be delivered pursuant to awards granted under the 2020 Omnibus Plan will be (A) 4,000,000 plus (B) any shares that remain available under the 2015 Omnibus Plan and the Prior Plans as of the date of approval. We currently estimate that this increase in shares will allow the 2020 Omnibus Plan to operate for approximately five years. Stockholder approval of the Plan is intended to, among other things, comply with the rules and regulations of the NASDAQ.

Equity is a component of total compensation for our employees (and the largest component of our executives’ compensation) and the board of directors continues to believe that it should remain so because it is in the best interests of stockholders. Equity awards granted under the 2020 Omnibus Plan (i) induce talented employees to join our Company, (ii) help us retain those talented employees who are critical to our operation, (iii) align employee, director, officer, consultant and stockholder interests and (iv) directly link compensation with Company performance.

Important Governance Features

The 2020 Omnibus Plan does not:

•	include an “evergreen” feature that automatically replenishes the shares available for future grants under the 2020 Omnibus Plan;

•	permit grants of options and stock appreciation rights with exercise prices of less than fair market value on the grant date;

•	permit repricing of options or stock appreciation rights without the approval of our stockholders, except in connection with a change in the Company’s capitalization;

•	provide for any tax gross-ups; or

•	permit liberal share recycling.

The 2020 Omnibus Plan does:

•
provide for a clawback in accordance with the Company’s clawback and recoupment policies, as may be in effect from time to time and subject to applicable law and any clawback to the extent necessary to comply with applicable law;

•	include individual limits on awards that may be granted to a participant in any fiscal year; and

•	provide for administration by the Compensation Committee of the Board, which is composed of independent directors within the meaning of the NASDAQ listing requirements.

Comparison of the 2020 Omnibus Plan and the 2015 Omnibus Plan

The 2020 Omnibus Plan differs from the 2015 Omnibus Plan primarily in that the 2020 Omnibus Plan:

i.
modernizes provisions of the 2020 Omnibus Plan to continue to permit performance-based awards despite the elimination of performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

ii.
alters the number of, and manner in which we calculate the 2020 Omnibus Plan share reserve (A) to count dividend equivalents paid in stock against the applicable share reserve and (B) to count shares tendered in payment of all awards or withheld by the Company to satisfy any tax withholding obligation against the applicable share reserve;

iii.	prohibits payment of dividends or dividend equivalents before the underlying awards vests;

iv.	clarifies the method of tax withholding; and

v.	responds to other compensation and governance trends.

Dilution

Our current capital structure consists of 105,593,043 shares of outstanding common stock as of March 9, 2020. The table below presents our potential overhang levels based on our fully-diluted common stock outstanding, as shown above, and our request for 4,000,000 shares to be available for awards pursuant to the 2020 Omnibus Plan:

Equity awards outstanding as of March 9, 2020	1,812,887
Shares available for grant under the 2015 Omnibus Plan	2,384,236
Additional requested shares	4,000,000
Total potential dilution, or overhang	8,197,123
Potential dilution as a percentage of fully-diluted common stock outstanding	7.20%

As of March 9, 2020, a total of 2,384,236 shares of common stock were available for issuance under the 2015 Omnibus Plan. Our burn rate for the last three years (the “Burn Rate”), which is the percentage of common stock underlying equity awards granted in one year (as measured from January 1 of each of 2019, 2018 and 2017 until December 31 of each such year), was 1.89% for 2019, 1.84% for 2018, and 2.32% for 2017, and the average Burn Rate over the last three years was 2.02%. We expect that if the 2020 Omnibus Plan is not approved, the common shares that are currently available under the 2015 Omnibus Plan could be exhausted within the next two to three years. This would have a detrimental effect on our ability to attract, retain and motivate employees, officers, directors and consultants. We estimate that the 2020 Omnibus Plan share reserve (4,000,000 shares), together with the transferred reserve from the 2015 Omnibus Plan and the Prior Plans, will be sufficient for approximately five years’ worth of grants. Our board of directors believes that the potential dilution from equity issuances to be made under the 2020 Omnibus Plan is reasonable. Approval of the 2020 Omnibus Plan is important in that it allows us to continue awarding equity incentives, which are an important component of our overall compensation program.

Summary of the 2020 Omnibus Plan

The following is a summary of the principal features of the 2020 Omnibus Plan. This description is qualified in its entirety by the terms of the 2020 Omnibus Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Types of Awards. The 2020 Omnibus Plan would provide for the grant of options intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”), nonqualified stock options (“NSOs”), SARs, restricted share awards, restricted stock units (“RSUs”), performance shares, performance share units, cash incentive awards and other equity-based and equity-related awards. Awards may be granted in tandem with other awards.

Plan Administration. The 2020 Omnibus Plan will be administered by the Compensation Committee of our board of directors or such other committee as our board of directors designates (the “Committee”). Subject to the terms of the 2020 Omnibus Plan and applicable law, the Committee will have sole and plenary authority to administer the 2020 Omnibus Plan, including, but not limited to, the authority to (i) designate plan participants, (ii) determine the type or types of awards to be granted to a participant, (iii) determine the number of shares of our common stock or dollar value to be covered by awards, or which payments, rights or other matters are to be calculated in connection with awards, (iv) determine the terms and conditions of awards (provided, however, that the exercise price of any ISOs, NSOs and SARs will be determined as specified in the 2020 Omnibus Plan, as described below), (v) determine the vesting schedules of awards, (vi) determine the performance goals or other restrictions applicable to awards and whether any such criteria or requirements have been attained or satisfied, (vii) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, stock, other securities, other awards, other property, or canceled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances awards and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (ix) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2020 Omnibus Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the 2020 Omnibus Plan, (xi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on awards, (xii) amend an outstanding award or grant a replacement award for an award previously granted under the 2020 Omnibus Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such award to the Company or the participant differ from those consequences that were expected to occur on the date the award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2020 Omnibus Plan.

Shares Available for Awards. Subject to adjustment for changes in capitalization and similar events, the aggregate number of shares that would be available to be delivered pursuant to awards granted under the 2020 Omnibus Plan will be equal to (i) 4,000,000 plus (ii) any shares that remain or otherwise become available under the terms of the 2015 Omnibus Plan or the Prior Plans (including as a result of forfeiture, expiration, termination, cancellation or settlement other than by the delivery of shares of awards outstanding under such plans) following the date that the 2020 Omnibus Plan is approved by the Company’s stockholders, of which 4,000,000 shares may be granted pursuant to ISOs. As of March 9, 2020, a total of 1,812,887 shares of common stock were subject to outstanding awards under the 2015 Omnibus Plan and the Prior Plans. The closing price per share of our common stock on the NASDAQ on March 9, 2020 was $39.15.

If, after the effective date of the 2020 Omnibus Plan, any award granted under the 2020 Omnibus Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of all shares subject thereto, the number of shares subject to such award that were not issued with respect to such award will again become available to be delivered pursuant to awards under the 2020 Omnibus Plan. Shares subject to an award under the 2020 Omnibus Plan, regardless of the number of shares actually delivered, shall not again be made available for issuance or delivery under the 2020 Omnibus Plan if such shares are (i) shares tendered in payment of an option, (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (iii) shares covered by a stock-settled SAR that were not issued upon settlement of such award. Dividend equivalents paid in shares of stock will reduce the number of shares of stock available for grant by the number of shares of stock used to satisfy such dividend equivalent. Awards that are required to be settled in cash will not reduce the aggregate number of shares that may be delivered pursuant to awards granted under the 2020 Omnibus Plan.

Subject to adjustment for changes in capitalization and similar events, the maximum aggregate number of shares of our common stock that will be available for grant under the 2020 Omnibus Plan pursuant to awards settled in stock to any (A) participant (other than a member of our board of directors who is not an employee of us or our affiliates (an “Independent Director”)) in any fiscal year will be 1,000,000 and (B) Independent Director in any fiscal year will be 50,000. For awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid to any participant under the 2020 Omnibus Plan in any fiscal year pursuant to such awards will be the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares that could be granted, as described in the preceding sentence. The maximum aggregate amount of cash and other property (valued at fair market value) that will be permitted to be paid or delivered (1) to any participant (other than an Independent Director) under the 2020 Omnibus Plan in any fiscal year pursuant to awards, the value of which is not determined by reference to the fair market value of our shares will be $20,000,000 and (2) to any Independent Director under the 2020 Omnibus Plan in any fiscal year pursuant to awards, the value of which is not determined by reference to the fair market value of our shares will be $1,000,000.

Adjustments for Changes in Capitalization and Similar Events. In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Committee will, in order to preserve the value of the award and in the manner determined by the Committee, adjust any or all of (A) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted, including (1) the maximum aggregate number of shares of our common stock that could be delivered pursuant to awards granted under the 2020 Omnibus Plan (including pursuant to ISOs) and (2) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, and (B) the terms of any outstanding award, including (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate, (2) the exercise price, if applicable, with respect to any award and (3) the performance goals, if applicable, with respect to any award.

If the Committee were to determine that any reorganization, merger, consolidation, combination, repurchase or exchange of shares of our common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of our common stock or other securities of the Company, or other similar corporate transaction or event would affect the shares of our common stock, then the Committee may, if deemed appropriate or desirable, (A) in such manner as it would deem equitable or desirable, adjust any or all of (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including (x) the maximum aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the 2020 Omnibus Plan (including pursuant to ISOs) and (y) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, in each case, and (2) the terms of any outstanding award, including (x) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards would relate, (y) the exercise price, if applicable, with respect to any award and (z) the performance goals, if applicable, with respect to any award, (B) make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, including, in the case of an outstanding option or SAR, a cash payment to the holder of such option or SAR in consideration for the cancellation of such option or SAR in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the shares of our common stock subject to such option or SAR over the aggregate exercise price of such option or SAR and (C) cancel and terminate any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of our common stock subject to such option or SAR without any payment or consideration therefor.

Substitute Awards. The Committee will be permitted (subject to the restrictions on repricing of ISOs, NSOs and SARs provided in the 2020 Omnibus Plan) to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquire or with which we combine. To the extent permitted by law, any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquire or with which we combine will not reduce the aggregate number of shares of our common stock available for awards under the 2020 Omnibus Plan, except that awards issued in substitution for ISOs will reduce the number of shares of our common stock available for ISOs under the 2020 Omnibus Plan.

Source of Shares. Any shares of our common stock issued under the 2020 Omnibus Plan will consist, in whole or in part, of authorized and unissued shares or of treasury shares.

Fractional Shares. No fractional shares will be issued or delivered pursuant to the 2020 Omnibus Plan or any award and the Committee will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional shares or whether any fractional shares or any rights thereto will be canceled, terminated or otherwise eliminated.
Eligible Participants. Any director, officer, employee, or consultant (including any prospective director, officer, employee or consultant) of the Company or our affiliates will be eligible to be designated a participant in the 2020 Omnibus Plan. As of December 31, 2019, this class of persons numbered approximately 6,600.
Stock Options. Subject to the provisions of the 2020 Omnibus Plan, the Committee will be permitted to grant both ISOs and NSOs under the 2020 Omnibus Plan. The exercise price for options will not be less than the fair market value of common stock on the grant date or, for certain ISOs, less than 110% of such fair market value. The Committee will not reprice any option nor will the Committee exchange any option for another equity grant or cash payment at a time when the exercise price exceeds the fair market value of the option granted under the 2020 Omnibus Plan without the approval of our stockholders, except in connection with a change in the Company’s capitalization. All options granted under the 2020 Omnibus Plan will be NSOs unless the applicable award agreement expressly states that the option was intended to be an ISO. Subject to the provisions of the 2020 Omnibus Plan and the applicable award agreement, the Committee will determine, at or after the grant of an option, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any option. Unless otherwise set forth in the applicable award agreement, each ISO and NSO will expire immediately and without any payment upon the earlier of (i) the tenth anniversary of the date such option was granted and (ii) 180 days after the participant who was holding such option ceased to be a director, officer, employee or consultant for us or one of our affiliates for any reason (including death). The exercise price will be permitted to be paid (A) with cash (or its equivalent) or (B) in the sole discretion of the Committee, (1) with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there was a public market for our common stock at such time), (2) by having us withhold the number of shares of common stock that is equivalent (based on the fair market value of such share at the time) to the exercise price from the number of shares of common stock otherwise issuable pursuant to the exercise of the option or (3) a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender was at least equal to such aggregate exercise price.
Stock Appreciation Rights. Subject to the provisions of the 2020 Omnibus Plan, the Committee will be permitted to grant SARs under the 2020 Omnibus Plan. The exercise price for SARs will not be less than the fair market value of our common stock on the grant date. The Committee may not reprice any SAR granted under the 2020 Omnibus Plan without the approval of our stockholders, except in connection with a change in the Company’s capitalization. Upon exercise of an SAR, the holder will receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2020 Omnibus Plan and the applicable award agreement, the Committee will determine, at or after the grant of an SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR, but as noted above, the exercise price will not be less than the fair market value of common stock on the date of grant, except for certain substitute awards or adjustments for changes in capitalization or similar events as provided under the 2020 Omnibus Plan. Unless otherwise set forth in the applicable award agreement, each SAR will expire immediately and without any payment upon the earlier of (i) the tenth anniversary of the date such SAR was granted and (ii) 180 days after the participant who was holding such SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates for any reason (including death).

Restricted Shares and Restricted Stock Units. Subject to the provisions of the 2020 Omnibus Plan, the Committee will be permitted to grant restricted shares and RSUs. Restricted shares and RSUs will not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2020 Omnibus Plan or the applicable award agreement, except that the Committee may, in its discretion, determine that restricted shares and RSUs may be transferred by the participant. Restricted shares may be evidenced in such manner as the Committee determines. An RSU will be granted with respect to one share of common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder will be entitled to the rights of a stockholder (including the right to vote) in respect of such restricted shares.

Performance Shares and Performance Units. Subject to the provisions of the 2020 Omnibus Plan, the Committee will be permitted to grant performance shares and performance units to participants. The Committee may impose conditions on each performance share or performance unit, including, without limitation, restrictions based upon the achievement of specific performance goals. The achievement of the performance goals for a performance period will determine the ultimate value of the performance shares or performance units. The performance goals applicable to any performance share or performance unit award will be based on criteria selected by the Committee and designated in an award agreement or other documentation. Except as otherwise provided in an award agreement or other documentation, the Committee, in its sole discretion, will determine the extent to which the performance goals have been achieved. Performance shares will be payable in the form of shares of our common stock equal to the value of the earned performance shares at the close of the applicable performance period. Performance units will be payable in the form of cash, shares of our common stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement.

Cash Incentive Awards. Subject to the provisions of the 2020 Omnibus Plan, the Committee will be permitted to grant cash incentive awards and to establish any related conditions or restrictions.

Other Stock-Based Awards. Subject to the provisions of the 2020 Omnibus Plan, the Committee will be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee will be permitted to determine the amounts and terms and conditions of any such awards.

Dividends and Dividend Equivalents. Subject to the provisions of the 2020 Omnibus Plan, the Committee will be permitted to provide participants with dividends or dividend equivalents in respect of awards other than options, SARs or cash incentive awards. The dividends or dividend equivalents may be payable in cash, shares of our common stock, other securities, other awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, (i) payment directly to the participant, (ii) withholding of such amounts by the Company subject to vesting of the award or (iii) reinvestment in additional shares of our common stock, restricted shares or other awards. No dividend or dividend equivalent will be payable unless and until the underlying award vests or, with respect to awards that are subject to satisfaction of performance goals, unless and until such performance goals are achieved or are otherwise deemed to be satisfied.

Amendment and Termination of the 2020 Omnibus Plan. Subject to any applicable law or government regulation and to the rules of the NASDAQ or any successor exchange or quotation system on which the shares of our common stock are listed or quoted, the board of directors may amend, modify or terminate the 2020 Omnibus Plan without the approval of our stockholders, except that stockholder approval will be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the 2020 Omnibus Plan or increase the maximum number of shares of Company common stock that could be delivered pursuant to ISOs granted under the 2020 Omnibus Plan, except for adjustments for changes in capitalization and similar events as provided in the 2020 Omnibus Plan, or (ii) change the class of employees or other individuals eligible to participate in the 2020 Omnibus Plan. No modification, amendment or termination of the 2020 Omnibus Plan that would materially and adversely affect the rights of any participant will be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee will be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2020 Omnibus Plan, any waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant, holder or beneficiary. In no event may any option or SAR (i) be amended to decrease the exercise price thereof, (ii) be canceled at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another option or SAR or any restricted share, RSU, other equity-based award, any other equity compensation plan or any cash payment, or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders.

The Committee will be authorized to make adjustments in the terms and conditions of awards in the event of (i) any unusual or nonrecurring corporate event affecting us (including the occurrence of a change of control), any of our affiliates or our financial statements or the financial statements of any of our affiliates, or (ii) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law were the Committee, in its discretion, to determine those adjustments were appropriate or desirable. Such adjustments could include (A) the substitution or assumption of awards, (B) acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, (C) provision of a period of time to exercise an award prior to the occurrence of such event, (D) provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, including, in the case of an outstanding option or SAR, a cash payment to the holder of such option or SAR in consideration for the cancellation of such option or SAR in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the shares of our common stock subject to such option or SAR over the aggregate exercise price of such option or SAR, or (E) cancellation and termination of any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of our common stock subject to such option or SAR without any payment or consideration therefor.

Change of Control. The 2020 Omnibus Plan will not provide for automatic (i.e., “single trigger”) vesting of awards in the event of a change of control of the Company; however, if no provision is made in connection with the change of control for assumption of, or substitution for, all such awards outstanding on the date of the change of control, then, unless otherwise required to comply with Section 409A of the Code, all such awards shall be treated as follows as of the date immediately prior to the change of control: (i) any outstanding options or SARs then held by participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such change of control, (ii) all performance shares, performance units, and cash incentive awards shall be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained and (iii) all other outstanding awards (i.e., other than options, SARs, performance shares, performance units, and cash incentive awards) then held by participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date immediately prior to such change of control.

Except as otherwise provided pursuant to an award agreement, in the event of a change of control, if provision is made in connection with the change of control for (a) the assumption of awards previously granted or (b) substitution for such awards of new awards covering stock of a successor corporation or its parent corporation or subsidiary corporation with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then such awards will be subject to such terms and conditions as the board of directors in good faith determines to be necessary to assure that there will be no material impairment to either the value of the award to the participant or to the participant’s opportunity for future appreciation in respect of such award.

Unless otherwise provided in an award agreement, a change of control will be deemed to occur on any of the following events:

•
During any period of 24 consecutive months, individuals who were members of the board of directors at the beginning of such period cease at any time during such period for any reason to constitute at least a majority of the board of directors, provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the incumbent directors shall be considered as though such individual were an incumbent director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person;

•
The consummation of (i) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries (but in the case of this clause (y) only if voting securities of the Company are issued or issuable in connection with such transaction) or (ii) a sale or other disposition of all or substantially all the assets of the Company, in each case, unless following which (A) the stockholders of the Company as of just prior to such consummation continue to own in substantially the same proportions more than 50% of the combined voting power of the surviving entity (disregarding any interests in the surviving entity that such stockholders owned before such consummation), (B) no person (excluding employee benefit plans or related trusts and specified shareholders, defined below) owns 20% or more of the combined voting power of the surviving entity, and (C) a majority of the members of the board of directors of the surviving entity were members of the Company’s board of directors as of the time such transaction was agreed upon or approved;

•
The approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet that does not otherwise constitute a change of control; or

•
The date that any legal person, corporation or other entity or group, other than any “specified shareholder” becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of that is equal to or greater than 30%. For this purpose, the term “specified shareholder” means any of (a) Lukas T. Walton, (b) any person or entity directly or indirectly controlled by Lukas T. Walton, or (c) any trust for the direct or indirect benefit of any of the foregoing.

Withholding. The Company or any affiliate has the right to withhold from any award, from any payment due or transfer made under any award or under the 2020 Omnibus Plan, the amount up to the maximum amount necessary to satisfy federal, state and local withholding tax requirements in respect of an award, its exercise or any payment or transfer under an award or under the 2020 Omnibus Plan and to take such other action as may be necessary to satisfy all obligations for the payment of such taxes. The Company has the discretion to determine the withholding amount, or the Company may permit a Participant to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state and local tax withholding requirements in the applicable jurisdiction on any award. To the extent that alternative methods of withholding are available under applicable tax laws, the Company has the power to choose among such methods.

Clawback. Notwithstanding anything in the 2020 Omnibus Plan to the contrary, any portion of the payments and benefits provided in connection with any award granted under the terms of the 2020 Omnibus Plan will be subject to the Company’s clawback and recoupment policies, as may be in effect from time to time and subject to applicable law, and any clawback to the extent necessary to comply with applicable law (including the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or Section 304 of the Sarbanes-Oxley Act of 2002).

Term of the 2020 Omnibus Plan. Unless sooner terminated by the board of directors, the 2020 Omnibus Plan will expire and no award will be permitted to be granted under the 2020 Omnibus Plan after the tenth anniversary of the date the 2020 Omnibus Plan was approved by the Company’s stockholders.

Certain Federal Tax Aspects of the Omnibus Plan
The following summary describes the federal income tax treatment that will apply to awards under the 2020 Omnibus Plan. The summary is based on the law as in effect on March 31, 2020. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.
Incentive Stock Options. Neither the grant nor the exercise of an ISO will result in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular circumstances of the optionee, could result in liability for the “alternative minimum tax” or “AMT.” If the optionee did not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long-term capital gain or loss and (b) the Company will not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of a share of our common stock at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount recognized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction will be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain recognized by the optionee will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise will eliminate the alternative minimum tax effect of the ISO exercise.

Special rules could apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO were subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment with us or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules will apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.
Nonqualified Stock Options. An NSO (that is, a stock option that does not qualify as an ISO) will result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO will, at the time of exercise, recognize ordinary income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. A corresponding deduction will be available to the Company. If the NSO were granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that any shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Stock Appreciation Rights. The grant of an SAR will result in no taxable income to the holder or a deduction to the Company. A holder of an SAR will, upon exercise, recognize taxable income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the SAR is being exercised. If the SAR were granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will be available to the Company. To the extent the SAR is settled in shares of our common stock or property, any additional gain or loss recognized upon any later disposition of the shares or property will be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the participant has elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant will recognize ordinary income on the date the shares were acquired. If the participant is an employee, such ordinary income generally will be subject to withholding and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, will be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

Restricted Stock Units, Performance Shares, Performance Units, Cash Incentive Awards or Other Stock-Based Awards. The grant of RSUs, performance shares, performance units, cash incentive awards or other stock-based awards will result in no taxable income to the participant or deduction to the Company. A participant awarded one of these awards will recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date. If the participant were an employee, such ordinary income generally will be subject to withholding and employment taxes. Where an award settled in the shares of our common stock or other property, any additional gain or loss recognized upon the disposition of such shares or property will be capital gain or loss.

Other Compensation Arrangements. Nothing in the 2020 Omnibus Plan will prevent the Company or any of its affiliates from adopting, or continuing in effect, other compensation arrangements, including arrangements that provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval, if required) and cash incentive awards, and such arrangements may be generally applicable or applicable only in specific cases. However, unless expressly stated otherwise in the applicable award agreement, equity grants of the Company to any individual eligible for grants under the 2020 Omnibus Plan will be presumed to have been made under the 2020 Omnibus Plan.

Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options and SARs granted on shares of our common stock with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that are awarded under the 2020 Omnibus Plan are intended to be eligible for this exception.

Equity Compensation Plan Information

The following table provides information about stock option, restricted stock unit and performance stock unit awards outstanding and shares of our common stock available for future awards under all of our equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column a) (c)(3)
Equity compensation plans approved by stockholders	2,411,436	—	3,039,630
Equity compensation plans not approved by stockholders	—	—	—
Total	2,411,436	—	3,039,630
——————————

(1)	Includes 2,411,436 shares issuable upon vesting of restricted stock units (“RSUs”) granted under our 2015 Omnibus Incentive Compensation Plan.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(3)	Includes 515,288 shares of common stock reserved for future issuance under our stock purchase plan for employees.

New Plan Benefits

Our board of directors or the Committee will determine in its discretion the timing and amount of awards under the 2020 Omnibus Plan and the recipients or class of recipients of such awards. It is therefore not possible to state the amount of awards that will made in the future if the 2020 Omnibus Plan is approved.

Required Vote

Approval of the 2020 Omnibus Plan requires the affirmative vote of holders of a majority of the stock represented and voting on such question. “Abstentions” and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal, and proxies received from a stockholder of record that do not indicate a specific choice will be counted as a vote cast “FOR” this proposal.

Recommendation

Our board of directors recommends a vote “FOR” approval of the adoption of the 2020 Omnibus Incentive Compensation Plan.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing stockholders with a non-binding advisory vote on executive compensation as required by the Exchange Act. At our annual meeting of stockholders in 2017, the stockholders voted to hold a non-binding advisory vote on executive compensation every three years, as recommended by the board of directors.

Discussion

As described more fully in the“Compensation Discussion and Analysis” section above, the Company’s executive compensation program promotes a performance-based culture and is designed to align the interests of stockholders and executives through at-risk compensation tied to an appropriate balance of near-term and long-term objectives. We are dedicated to global leadership and to delivering superior stockholder value. Our executive compensation philosophy supports these objectives by attracting and retaining the best management talent and by motivating these employees to achieve business and financial goals that create value for stockholders in a manner consistent with First Solar’s mission and strategic plan.

For the foregoing reasons, our board of directors recommends that stockholders vote in favor of the following non-binding resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement relating to the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosure.”

Required Vote

The preference of the stockholders with respect to this non-binding advisory resolution will be determined based on the choice (“FOR” or “AGAINST”) receiving the greatest number of votes. “Abstentions” and “broker non-votes” will not be counted as a vote cast either “FOR” or “AGAINST” this non-binding advisory resolution and proxies received from a stockholder of record that do not indicate a specific choice will be voted “FOR” this non-binding advisory resolution.

Because the vote is advisory, it will not be binding upon the board of directors. However, the board of directors and compensation committee will take into account the outcome of this advisory vote when considering future executive compensation arrangements. The vote on this non-binding advisory resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the executive compensation disclosure rules of the SEC.

Recommendation

The board of directors recommends a vote “FOR” the Company’s executive compensation as disclosed in this proxy statement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during the year ended December 31, 2019, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements. In making such statement, we have relied upon examination of the copies of Forms 3, 4, and 5 provided to us and the written representations of our directors and executive officers.

OTHER MATTERS

It is not anticipated that any matters other than those described in this proxy statement will be brought before the annual meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

HOUSEHOLDING

The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if such stockholder requests the Company to do so. If you desire to receive separate copies of any of our future proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your broker, bank, or other nominee, or you may contact us by telephone at (602) 414-9300 or by mail at Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281. Our proxy materials are also available free of charge at www.edocumentview.com/fslr.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement pursuant to Rule 14a-8 of the Exchange Act must submit the proposal so that it is received by us no later than December 2, 2020. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to First Solar’s Corporate Secretary at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at next year’s annual meeting of stockholders, our bylaws require that the stockholder notify us in writing on or before February 12, 2021, but no earlier than January 13, 2021, to be included in our materials relating to that meeting. Proposals received after February 12, 2021 will not be voted on at the annual meeting. In addition, such proposal must also include, among other things, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the text of the proposal or business (including the text of any resolutions proposed for consideration); the name and address, as they appear on the Company’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; the class or series and number of shares of the Company which are beneficially owned or owned of record by the stockholder and the beneficial owner; any material interest of the stockholder in such business; a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to attend such meeting to propose such business; and a representation whether the stockholder intends to solicit proxies in support of the proposal. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder’s notice must comply with additional provisions as set forth in our bylaws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would need to be disclosed in a proxy filing. Any such proposals should be directed to our Corporate Secretary as noted above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The audit committee is comprised of five non-management directors, each of whom is independent as that term is defined in the NASDAQ Marketplace Rules and satisfies the audit committee independence standard under Rule 10A-3(b)(1) of the Exchange Act.

The audit committee operates under a written audit committee charter that was approved by the audit committee and board of directors. The audit committee held seven meetings during 2019.

The audit committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the year ended December 31, 2019. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, as in effect on the date of this proxy statement.

PricewaterhouseCoopers LLP provided to the audit committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and the audit committee discussed with PricewaterhouseCoopers LLP the latter’s independence, including whether its provision of non-audit services compromised such independence.

Based on the reviews and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Submitted by the Members of the Audit Committee

Sharon L. Allen (Chair)
Richard D. Chapman
Molly E. Joseph
Craig Kennedy
Paul H. Stebbins

Appendix A

FIRST SOLAR, INC.
2020 OMNIBUS INCENTIVE COMPENSATION PLAN

Section 1.	Establishment & Purpose.

(a)    Establishment; Prior Plan. First Solar, Inc., a Delaware corporation (such corporation, together with any successor thereto, “Company”) hereby establishes the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan (“Plan”). The Company previously adopted the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan (“the “2015 Plan”), which replaced and superseded the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan and the First Solar, Inc. 2006 Omnibus Incentive Compensation Plan (the “Prior Plans”). The 2015 Plan and Prior Plans shall remain in effect until all awards granted under such plan have been exercised, forfeited or cancelled or have otherwise expired or terminated. Except as otherwise provided in Section 1(c) of the Plan, no awards will be made pursuant to the 2015 Plan or the Prior Plans on or after the Effective Date.
(b)    Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, Employees and Consultants (including prospective directors, officers, Employees and Consultants) of the Company and its Affiliates and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.
(c)    Effective Date; Stockholder Approval. The Plan is effective on the date it is approved by the Company’s stockholders (“Effective Date”). The Plan must be submitted to the stockholders of the Company for their approval within twelve months after the adoption of the Plan by the Board of Directors of the Company (“Board”). If such approval is not obtained, the Plan and any Awards granted pursuant thereto shall be void and without effect and awards may continue to be issued pursuant to the terms of the 2015 Plan.
(d)    Expiration Date. Unless sooner terminated by the Board, the Plan will expire on, and no Award shall be granted under the Plan after, the tenth anniversary of the Effective Date (“Expiration Date”). Unless otherwise provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under such Award, shall nevertheless continue thereafter.

Section 2.	Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; any member of an “affiliated service group” (within the meaning of Section 414(m)(2) of the Code) that includes the Company as a member of the group; any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and any other entity required to be aggregated with the Company pursuant to regulations issued by the United States Treasury Department pursuant to Section 414(o) of the Code.
“Award” means any award that is permitted under Section 6 of the Plan and granted under the Plan, including any Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Cash Incentive Award or other equity-based awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.
“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award granted pursuant to Section 6(f) of the Plan.
“Cause” means, unless otherwise provided in an applicable Award Agreement:
i.With respect to any Employee or Consultant:
(A)the willful breach of significant and material duties he/she is required to perform;

(B)	misconduct damaging to the Company or its Affiliates or subsidiaries, its reputation, products, services, or customers;

(C)	a material act of fraud, embezzlement, theft, dishonesty, misrepresentation or other act of moral turpitude;
(D)conduct that violates any law or regulation;

(E)	the unauthorized disclosure of any trade secret or confidential information of the Company or its Affiliates or subsidiaries;
(F)the failure to perform duties owed to the Company or its Affiliates or subsidiaries;

(G)	the conviction of a felony or another crime which is materially injurious to the reputation of the Company or its Affiliates or subsidiaries;
(H)being charged with a felony or a misdemeanor involving moral turpitude;
(I)gross negligence in the course of a Participant’s employment;

(J)	an order of removal by a regulatory or other governmental agency pursuant to applicable law; or

(K)
the willful failure to obey a material lawful direction from any person to whom the Participant reports, provided the direction is not materially inconsistent with the duties or responsibilities of the Participant’s job;

(ii.)	With respect to any director, a determination by a majority of the disinterested Board members that the director has engaged in any of the following:
(A)    Malfeasance in office;
(B)    Gross misconduct or neglect;
(C)    False or fraudulent misrepresentation inducing the director’s appointment;
(D)    Willful conversion of Company or Affiliate funds; or

(E)	Repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

“Change of Control” shall mean the occurrence of any of the following events:
(i).during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (“Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board or any Specified Shareholder;

(ii).the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction or (B) a sale or other disposition of all or substantially all the assets of the Company (each of the transactions referred to in clause (A) or (B) being hereinafter referred to as a “Reorganization”), unless, immediately following such Reorganization, (1) all or substantially all the individuals and entities who were “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of Shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization (such securities, “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (“Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company or a Subsidiary), (2) no Person (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (y) any Specified Shareholder) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(iii).the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv).any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any Specified Shareholder becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 30%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition directly from the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (D) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (E) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Committee” means the compensation committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan; provided, however, that any such committee meets the composition requirements set out in Section 3(a) of the Plan, as applicable.
“Company” means First Solar, Inc., a Delaware corporation, and any successor thereto.
“Consultant” means any consultant, adviser, or independent contractor who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided, however, that a Consultant may become a Participant in this Plan only if he or she (i) is a natural person; (ii) provides bona fide services to the Company or an Affiliate; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.
“Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or such other definition as provided in an Award Agreement. In the case of an Incentive Stock Option, Disability shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
“Effective Date” shall have the meaning set out in Section 1(c) of the Plan.

“Employee” means an individual who is classified by the Company as a common law employee (or who would be considered a common law employee if such person was not on an authorized leave of absence). Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an individual will be considered an Employee under the Plan only if such individual has been so classified by the Company for purposes of the Plan. Examples of individuals who will not be considered to be Employees of the Company include: (i) Consultants; (ii) leased employees as defined in Section 414(n) of the Code; (iii) individuals providing services to the Company pursuant to a contract with a third-party; (iv) independent contractors; (v) employees of independent contractors; (vi) interns; and (vii) co-op employees.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price per Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price per Share used to calculate the amount payable to the Participant.
“Expiration Date” shall have the meaning set out in Section 1(d) of the Plan.
“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the closing per Share sales price of the Shares (A) as reported by NASDAQ for such date or (B) if the Shares are no longer listed on NASDAQ, but are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.
“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.
“Independent Director” means a member of the Board (a) who is neither an Employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “non-employee director” under Rule 16b-3.
“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.
“NASDAQ” means the National Association of Securities Dealers Automated Quotation system.
“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is not intended to be or does not meet the requirements to be an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Participant” means any director, officer, Employee or Consultant (including any prospective director, officer, Employee or Consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 of the Plan and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c) of the Plan.

“Performance Goal” means the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.
“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured.
“Performance Share” means an Award under Section 6(e) of the Plan that entitles a Participant to receive a payment in the form of Shares equal to the value of a Performance Share as determined by the Committee.
“Performance Unit” means an Award under Section 6(e) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
“Plan” shall mean this First Solar, Inc. 2020 Omnibus Incentive Compensation Plan.
“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
“Restricted Share Unit” or “RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide services calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).
“Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b) of the Plan.
“Specified Employee” means a “specified employee” within the meaning of Section 409A of the Code.
“Specified Shareholder” means any of (a) Lukas T. Walton, (b) any person or entity directly or indirectly controlled by Lukas T. Walton, or (c) any trust for the direct or indirect benefit of any of the foregoing.
“Stock Appreciation Right” or “SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other

Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
“Substitute Awards” shall have the meaning specified in Section 4(c) of the Plan.
“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 3.	Administration.

(a)Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent that the Company’s stock is traded on NASDAQ or any securities exchange or automated quotation system on which the Shares of stock are then listed, quoted or traded, the Committee shall consist of two or more directors, all of whom are Independent Directors and “independent directors” within the meaning of the NASDAQ listing requirements or the rules of any securities exchange or automated quotation system on which the Shares of stock are then listed, quoted or traded.

(b)Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares or dollar value to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards (for the avoidance of doubt, the Exercise Price of any Options or SARs shall be determined as described in Section 6(b)(ii) and 6(c)(ii) of the Plan, respectively), (v) determine the vesting schedules of Awards, (vi) determine the Performance Goals or other restrictions applicable to Awards and whether any such criteria or requirements have been attained or satisfied, (vii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (ix) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (xi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xii) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d)Indemnification. No member of the Board, the Committee or any Employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e)Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), Employees and Consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), Employee or Consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f)Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

Section 4.Shares Available for Awards; Cash Payable Pursuant to Awards.

(a)Shares and Cash Available. Subject to adjustment as provided in Section 4(b) of the Plan, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to (i) 4,000,000, plus (ii) any Shares that remain or otherwise become available under the terms of the 2015 Plan or the Prior Plans (including as a result of forfeiture, expiration, termination, cancelation or settlement other than by delivery of Shares of Awards under the terms of the 2015 Plan or the Prior Plans) following the date the Plan is approved by the Company’s stockholders. The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 4,000,000. If, after the Effective Date, any Award granted under the Plan, the 2015 Plan or the Prior Plans is forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, the number of Shares subject to such Award that were not issued with respect to such Award shall again become available to be delivered pursuant to Awards under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (1) Shares tendered in payment of an Option, (2) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (3) Shares covered by a stock-settled SAR that were not issued upon settlement of the Award. Shares repurchased by the Company using proceeds from the exercise of an Option shall not be available for issuance or delivery under the Plan and shall not increase the maximum aggregate number of Shares set out pursuant to this Section 4(a). Dividend equivalents paid in Shares of stock shall reduce the number of Shares of stock available for grant by the number of Shares of stock used to satisfy such dividend equivalent. Awards that are settled in cash will not reduce the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan. Subject to adjustment as provided in Section 4(b) of the Plan, (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan (x) to any Participant (other than an Independent Director) in any fiscal year of the Company shall be 1,000,000 and (y) to any Independent Director in any fiscal year of the Company shall be 50,000, and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted under the Plan to any Participant in any fiscal year of the Company shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (1). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan (I) to any Participant (other than an Independent Director) in any fiscal year of the Company shall be $20,000,000 and (II) to any Independent Director in any fiscal year of the Company shall be $1,000,000.

(b)Adjustments for Changes in Capitalization and Similar Events.

(i)In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, split up or spin off, the Committee shall, in order to preserve the value of the Award and in the manner determined by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a) of the Plan, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price, if applicable, with respect to any Award and (3) the Performance Goals, if applicable, with respect to any Award.

(ii)In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem equitable or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (x) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a) of the Plan, and (2) the terms of any outstanding Award, including (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (y) the Exercise Price, if applicable, with respect to any Award and (z) the Performance Goals, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c)Substitute Awards. Subject to the restrictions on “repricing” of Options and SARs as set forth in Section 7(b) of the Plan, Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). To the extent permissible by applicable law, Substitute Awards that are issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, incentive stock options that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d)Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 5.Eligibility. Any director, officer, Employee or Consultant (including any prospective director, officer, Employee or Consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

Section 6.Awards.

(a)Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Performance Shares, (vii) Cash Incentive Awards and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards.

(b)Options.

(i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a) of the Plan, the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii)Exercise Price. Except for adjustments or Substitute Awards made in accordance with Section 4 of the Plan, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii)Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) of the Plan for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c) of the Plan, in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(iv)Payment.

(A)No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(e) of the Plan) an amount equal to any required federal, state, local and foreign income and employment taxes. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, (3) by having the Company withhold such number of Shares as is equivalent (based on the Fair Market Value of such Share at such time) to the Exercise Price from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with Section 9(e) of the Plan, as of the date of such tender, is equal to such aggregate Exercise Price and the amount of any required federal, state, local and foreign income and employment taxes.

(B)Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v)Expiration. Except as otherwise set forth in the applicable Award Agreement, each Nonqualified Stock Option and each Incentive Stock Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date such Option is granted and (B) 180 days after the date the Participant who is holding the Option ceases to be a director, officer, Employee or Consultant of the Company or one of its Affiliates for any reason (including the Participant’s death). In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c)SARs.

(i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a) of the Plan, the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii)Exercise Price. Except for adjustments or Substitute Awards made in accordance with Section 4 of the Plan, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(iii)Exercise. A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv)Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) of the Plan may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v)Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) 180 days after the date the Participant who is holding the SAR ceases to be a director, officer, Employee or Consultant of the Company or one of its Affiliates for any reason (including the Participant’s death). In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d)Restricted Shares and RSUs.

(i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a) of the Plan, the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

(ii)Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii)Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(e)Performance Share and Performance Units.

(i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Performance Shares and Performance Units shall be granted, (B) subject to Section 4(a) of the Plan, the number of Performance Shares and Performance Units to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Performance Shares and Performance Units may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

(ii)Performance Criteria and Value of Awards. The Committee may impose conditions on each Performance Share or Performance Unit, including, without limitation, restrictions based upon achievement of specific Performance Goals. The achievement of the Performance Goals for a Performance Period will determine the ultimate value of the Performance Share or Performance Unit Award. The Performance Goals applicable to any Performance Share or Performance Unit Award shall be based on criteria selected by the Committee and designated in an Award Agreement or other documentation. Except as otherwise set forth in an Award Agreement or other documentation, the Committee, in its sole and plenary discretion, shall determine the extent to which the Performance Goals have been achieved.

(iii)Form and Timing of Payment. Performance Shares shall be payable in the form of Shares equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Performance Units shall be payable in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payments made pursuant to this Section 6(e) shall be set forth in the applicable Award Agreement.

(f)Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards and to establish any related conditions or restrictions. Subject to Section 4(a) of the Plan, the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. The Performance Goals shall be based on criteria selected by the Committee and designated in an Award Agreement or other documentation.

(g)Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine.

(h)Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards. For the avoidance of doubt, no dividend or dividend equivalent shall be payable unless and until the underlying Award vests or, with respect to Awards that are subject to satisfaction of Performance Goals, unless and until such Performance Goals are achieved or are otherwise deemed to be satisfied.

Section 7.Amendment and Termination.

(a)Amendments to the Plan. Subject to any applicable law or government regulation and to the rules of NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) of the Plan shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of Employees or other individuals eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b)Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 of the Plan shall not be considered a reduction in the Exercise Price or a “repricing” of such Option or SAR.

(c)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the penultimate sentence of Section 7(b) of the Plan, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) of the Plan or the occurrence of a Change of Control) affecting the Company, any Affiliate or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

Section 8.Change of Control. Except to the extent necessary to comply with Section 409A of the Code, in the event of a Change of Control after the Effective Date, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation”(as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Shares, Performance Units, and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Shares, Performance Units, and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

Except as otherwise provided in an Award Agreement, in the event of a Change of Control after the Effective Date, if provision is made in connection with the Change of Control for (a) the assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation”(as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, then such Awards shall be subject to such terms and conditions as the Board in good faith determines to be necessary to assure that there will be no material impairment to either the value of the Award to the Participant or the Participant’s opportunity for future appreciation in respect of such Award.

Section 9.	General Provisions.

(a)Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. Notwithstanding the foregoing, in no event shall any Award (or any rights or obligations thereunder) be transferred to a third party for value unless such transfer is specifically approved by the Company’s stockholders. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b)    Beneficiary Designation. Unless otherwise prohibited by the terms of the Plan or by applicable law, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death or Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and any Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
(c)    No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(d)    Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(e)    Withholding. The Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) up to the maximum amount necessary to satisfy federal, state and local withholding tax requirements in respect of an

Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. The Company shall have discretion to determine the withholding amount, or the Company may (but is not required to) permit a Participant to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state, and local tax withholding requirements in the applicable jurisdiction on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using Shares if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.
(f)    Section 409A.

(i)It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. In that regard if the application of Section 8 of the Plan causes an Award determined by the Committee to be nonqualified deferred compensation (within the meaning of Section 409A of the Code) to become payable on a Change of Control which is not a “permissible payment date” (as described in § 1.409A-3) then for purposes of payment of such Award, no Change of Control shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with § 1.409A-3(i)(5)).

(ii)No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii)If, at the time of a Participant’s Separation from Service, (A) such Participant shall be a Specified Employee (by reference to the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such Separation from Service.

(iv)Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions.

(v)Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section

409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(g)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(h)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases; provided, however, that unless specifically stated otherwise in the Award documentation, equity grants of the Company to any individual eligible for grants under this Plan shall be presumed to have been made under this Plan.

(i)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, Employee or Consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(j)    No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b) or Section 7(c) of the Plan or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(k)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(l)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)    Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and any other applicable securities laws.

(n)    Unfunded Plan; No Trust or Fund Created. This Plan is intended to be an unfunded plan for incentive compensation and is not intended to be either an employee pension or welfare benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. Neither the Company nor any Affiliate shall be required to segregate any assets for purposes of this Plan or Awards made hereunder. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(o)    Elections Under Section 83(b) of the Code or Similar Provision. If a Participant, in connection with the acquisition of Shares under the Plan or otherwise, makes an election under Section 83(b) of the Code or a similar provision of law (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(p)    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(q)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(r)    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “but not limited to,” and the word “or” shall not be deemed to be exclusive.

(s)    Clawback. Notwithstanding anything to the contrary contained herein, any portion of the payments and benefits provided in connection with any Award granted pursuant to the Plan shall be subject to the Company’s clawback and recoupment policies, as may be in effect from time to time and subject to applicable law, and any clawback to the extent necessary to comply with applicable law (including the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, or Section 304 of the Sarbanes-Oxley Act of 2002).

First Solar.

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/FSLR** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FSLR

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Michael J. Ahearn	☐	☐	☐	02 - Sharon L. Allen	☐	☐	☐	03 - Richard D. Chapman	☐	☐	☐
04 - George A. Hambro	☐	☐	☐	05 - Molly E. Joseph	☐	☐	☐	06 - Craig Kennedy	☐	☐	☐
07 - William J. Post	☐	☐	☐	08 - Paul H. Stebbins	☐	☐	☐	09 - Michael Sweeney	☐	☐	☐
10 - Mark R. Widmar	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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**The 2020 Annual Meeting of Stockholders of First Solar, Inc.
will be held on Wednesday, May 13, 2020, at 12:00 p.m., Eastern Daylight Time, virtually via the internet at
www.meetingcenter.io/260589521**

**To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.**

The password for this meeting is FSLR2020.

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.envisionreports.com/FSLR

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

First Solar.

Proxy — First Solar, Inc.

Solicited on Behalf of the Board of Directors for the Annual Meeting, May 13, 2020

2020 Annual Meeting of First Solar, Inc. Stockholders
May 13, 2020, 12:00 p.m. (Eastern Time)

The undersigned hereby appoints Mark R. Widmar and Jason E. Dymbort (the "proxies"), or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of First Solar, Inc., to be held virtually via the internet on May 13, 2020, at 12:00 p.m., Eastern Time or at any adjournment thereof as stated on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Unless you are voting via the Internet or telephone, the proxies cannot vote your shares unless you sign and return this card.

C Non-Voting Items

Change of Address — Please print new address below.